SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Radio One, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200

October 3, 2013

Dear Fellow Stockholder:

       You are cordially invited to attend the 2013 annual meeting of stockholders of Radio One, Inc. (“Radio One”), to be held on Thursday, November 14, 2013 at 9:30 a.m. Eastern Time, at The Sheraton Hotel at 8777 Georgia Avenue, Silver Spring, Maryland 20910.

At this meeting, the Class A and Class B shareholders will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also made available are Radio One’s Annual Report on Form 10-K/A for the year ended December 31, 2012 and, if you are a holder of Class A or Class B common stock, a proxy card.

Whether or not you plan to attend the annual meeting in person, if you are a Class A or Class B shareholder, it is important that your shares be represented and voted at the meeting.  Thus, we are offering you three voting methods apart from in person attendance: (i) by proxy; (ii) by internet voting; and (iii) by phone voting.

If you choose to vote by proxy, after reading the attached proxy statement, please complete, sign, date and promptly return the proxy card in the enclosed self-addressed envelope.  No postage is required if it is mailed in the United States.  Submitting the proxy will not preclude you from voting in person at the annual meeting should you later decide to do so.  Your cooperation in promptly returning your completed proxy is greatly appreciated.

In addition to voting by proxy, you may  use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 p.m. Eastern Time November 13, 2013.  Online voting is available at www.proxyvote.com.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time November 13, 2013.  Have your proxy card in hand when you call and then follow the instructions.

We look forward to seeing you at the annual meeting.

Sincerely,

                            Alfred C. Liggins, III
Chief Executive Officer

Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 14, 2013
_______________

NOTICE IS HEREBY GIVEN that the 2013 annual meeting of stockholders of Radio One, Inc., a Delaware corporation (“Radio One”), will be held on Thursday, November 14, 2013 at 9:30 a.m. Eastern Time, at The Sheraton Hotel at 8777 Georgia Avenue Silver Spring, Maryland 20910, to consider and act upon the following matters:

(1)           The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified.

(2)           The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and Dennis A. Miller as directors to serve until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified.

(3)           The approval of certain amendments to and restatement of the Company’s 2009 Stock Option and Restricted Stock Grant Plan.

(4)           The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Radio One for the year ending December 31, 2013.

(5)           The transaction of such other business as may properly come before the 2013 annual meeting or any adjournment thereof.

At this time, the board of directors is not aware of any other business that will be presented for consideration at the 2013 annual meeting.

The Board of Directors Unanimously Recommends that the Stockholders Vote “For” each of Proposals 1, 2, 3 and 4 to be presented at the Annual Meeting.

Only Class A and Class B stockholders of record at the close of business on September 20, 2013 will be entitled to vote at the 2013 annual meeting or any adjournment thereof.  A list of stockholders entitled to vote at the 2013 annual meeting will be available for inspection by any stockholder, for any reason germane to the meeting, during ordinary business hours during the ten days prior to the meeting at Radio One’s offices at 1010 Wayne Avenue, Silver Spring, Maryland 20910.  If you wish to view the list of stockholders, please contact Linda J. Vilardo, Radio One’s Assistant Secretary, at (301) 429-3200.

      We hope that you will be able to attend the 2013 annual meeting in person.  However, whether or not you plan to attend, if you are a holder of Class A or Class B common stock, please vote by completing, dating, signing, and returning the enclosed proxy card promptly to ensure that your shares are represented at the meeting. If you do attend the meeting, you may revoke your proxy if you wish to vote in person.  The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the meeting.  As noted above, you may also vote by internet or by phone by following the instructions on your proxy card.

By Order of the Board of Directors,

Linda J. Vilardo
Assistant Secretary

Dated: October 3, 2013

Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200
_______________

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON November 14, 2013
SHERATON SILVER SPRING HOTEL, 8777 GEORGIA AVENUE, SILVER SPRING, MARYLAND 20910

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING

In this proxy statement, Radio One, Inc. is referred to as “we,” “us,” “our,” “Radio One” or “the Company.”

Q:  Why did I receive this proxy statement?

You received this proxy statement because our board of directors is soliciting your proxy to vote at our annual meeting of stockholders (including any adjournment or postponement of the annual meeting). The annual meeting will be held on Thursday, November 14, 2013, at 9:30 a.m. Eastern Time, at the Sheraton Silver Spring Hotel, 8777 Georgia Avenue, Silver Spring, Maryland 20910.  This proxy statement and a copy of our Annual Report on Form 10-K/A for the year ended December 31, 2012 are first being mailed or otherwise made available on or about October 4, 2013 to stockholders of record at the close of business on September 20, 2013.

Q:  What am I voting on?

You are being asked to consider and vote on the following:

(1) The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);

(2) The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and Dennis A. Miller as directors to serve until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 2);

(3) The approval of certain amendments to and restatement of the Company’s 2009 Stock Option and Restricted Stock Grant Plan (Proposal 3); and

(4) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Radio One for the year ending December 31, 2013 (Proposal 4).

No matters other than those referred to above are presently scheduled to be considered at the meeting.

Q:  Who is entitled to vote?

Shareholders of record of Class A and Class B common stock at the close of business on September 20, 2013, the record date, will be entitled to vote at the meeting.  As of September 20, 2013, there were 2,687,191 shares of Class A common stock and 2,861,843 shares of Class B common stock issued, outstanding and eligible to vote.  Each share of Class A common stock is entitled to one non-cumulative vote and each share of Class B common stock is entitled to ten non-cumulative votes.

Q:  What is a shareholder of record and what is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer, you are considered the shareholder of record with respect to those shares, and the notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

Q:  How do I vote?

You may attend the meeting and vote in person or you can vote by proxy, Internet or phone.  To vote by proxy, sign and date each proxy card you receive and return it to us by mail in the postage-paid envelope provided.  The instructions for voting are contained on the enclosed proxy card.  The individuals named on the card are your proxies.  They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

•      Proxies received from the holders of Class A common stock will be voted FOR:

                          All of the nominees for Class A director (for which holders of Class B common stock are not eligible to vote).

•      Proxies received from holders of Class A common stock and Class B common stock will be voted FOR:

(i)   All of the other nominees for director;

(ii)  The approval of certain amendments to and restatement of the Company’s 2009 Stock Option and Restricted Stock Grant Plan; and

(iii) Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Radio One for the year ending December 31, 2013; and

(iv) At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

In addition to voting by proxy, you may  use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 p.m. Eastern Time November 13, 2013.  Online voting is available at www.proxyvote.com.  Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903.  You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time November 13, 2013.  Please have your proxy card in hand when you call and then follow the instructions.

Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld.  Other than in the election of directors, abstentions may be specified on each proposal. Abstentions, instructions to withhold voting authority and broker non-votes are not deemed to be votes cast and, accordingly, will have no effect on the outcome of the voting.

Q:  How do I change my proxy?

You may change or revoke your proxy at any time before the meeting by either notifying our Assistant Secretary or returning a later-dated proxy.  You may also revoke your proxy by voting in person at the annual meeting.  The address of our Assistant Secretary is 1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland 20910, Attention:  Linda J. Vilardo.  If your shares are held in the name of a broker, bank or other record holder (i.e., in “street name”), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.

Q:  What does it mean if I obtain more than one proxy card?

If you receive more than one proxy card it means you hold shares registered in more than one account.  Sign and return all proxy cards to ensure that all of your shares are voted.

Q:  What are the voting rights of the Class A common stock and the Class B common stock?

On each matter submitted to a vote of our shareholders, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes.  Members of our board of directors are elected by a plurality of votes cast.  This means that the nominees that receive the most votes cast will be elected to the board, even if they do not receive a majority of votes cast. At the close of business on September 20, 2013, there were 2,687,191 outstanding shares of our Class A common stock and 2,861,843 outstanding shares of our Class B common stock.  Accordingly, a total of 31,305,621 votes may be cast at the meeting.  Class C and Class D common stock are not entitled to vote on any proposal presented at the meeting.

Q:  What constitutes a quorum?

A quorum exists when the holders of a majority of the outstanding shares of Radio One voting common stock are present at the meeting in person or by proxy.  A quorum is necessary to take action at the meeting.  Abstentions, instructions to withhold voting authority and broker non-votes are counted as present for purposes of determining whether there is a quorum.  A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.  In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is not present, the shareholders present in person or by proxy may adjourn the meeting to another time or place.  Unless the adjournment is for more than 30 days or a new record date is set for the adjourned meeting, no further notice of the adjourned meeting need be given.  At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Q:  How many votes are needed for approval of each proposal?

If a quorum is present at the meeting:

•      the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock will be necessary for the election of Terry L. Jones and Brian W. McNeill as Class A directors;

•      the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the election of the remaining director nominees;

•     the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the approval of the amendments to and restatement of the Company’s 2009 Stock Option and Restricted Stock Grant Plan; and

•      the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the ratification of the appointment of the independent registered public accounting firm.

Q:  How do our officers and directors intend to vote?

We have been advised by various members of management and the board of directors who, in the aggregate, hold or otherwise have voting power with respect to 662,900 shares of Class A common stock and 2,861,843 shares of Class B common stock (together representing approximately 94% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting.    Further, we are a “controlled company” under rules governing the listing of our securities on the NASDAQ Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our CEO and President.  Ms. Hughes and Mr. Liggins together hold shares of stock representing approximately 93% of the votes possible.

Q: What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the board of directors; or

•	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote”.

Q: Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013 (Proposal No. 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 4.

The election of directors (Proposal No. 1 and Proposal No. 2) and the amendments to the stock plan (Proposal No. 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, broker non-votes may exist in connection with Proposals No. 1, No. 2 and No. 3.

Q:  Who can attend the Annual Meeting?

All shareholders as of September 20, 2013 can attend.

Q:  Who will pay the cost of this proxy solicitation?

We will pay all expenses incurred in connection with this proxy solicitation.  We will solicit proxies by mail, and the directors, officers and employees of Radio One may also solicit proxies by telephone, facsimile, telegram or in person.  Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses.

Q:  Who will count the votes?

Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting.

Q:  Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

PROPOSAL 1 — ELECTION OF CLASS A DIRECTORS
(CLASS A COMMON STOCK ONLY)

Two Class A directors will be elected at the 2013 annual meeting to serve until the 2014 annual meeting.  The two nominees are Terry L. Jones and Brian W. McNeill.  Each of them is an incumbent director.  Each of Mr. Jones and Mr. McNeill qualifies as an independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, each nominee must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock.  There is no cumulative voting for the board of directors.  Following is certain biographical information about the nominees for Class A director.

The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 1.

Terry L. Jones Director since 1995 Age: 66
Mr. Jones is the Managing Member of the General Partner of Syndicated Communications Venture Partners V, L.P. and the Managing Member of Syncom Venture Management Co., LLC (“Syncom”). Prior to joining Syncom in 1978, he was co-founding stockholder and Vice President of Kiambere Savings and Loan in Nairobi, and a Lecturer at the University of Nairobi. He also worked as a Senior Electrical Engineer for Westinghouse Aerospace and Litton Industries. He is a member of the board of directors for several Syncom portfolio companies, including Radio One, Inc. He formerly served on the Board of the Southern African Enterprise Development Fund, a presidential appointment, and is on the Board of Trustees of Spelman College. Mr. Jones received a B.S. degree in Electrical Engineering from Trinity College, an M.S. degree in Electrical Engineering from George Washington University and a Masters of Business Administration from Harvard University. During the last 5 years, Mr. Jones has sat on the boards of directors of TV One, LLC, Iridium Communications, Inc., a publicly held company (“Iridium”), PKS Communications, Inc., a publicly held company, Weather Decisions Technology, Inc., V-me, Inc., Syncom and Verified Identity Pass, Inc.  He currently serves on the board of directors of Iridium (2001 to present), Syncom and Cyber Digital, Inc., a publicly held company. Mr. Jones’ qualifications to serve as a director include his knowledge of Radio One, his many years of senior management experience at various public and private media enterprises, and his ability to provide insight into a number of areas including governance, executive compensation and corporate finance.

Brian W. McNeill Director since 1995 Age: 57
Mr. McNeill is a founder and Managing General Partner of Alta Communications.  He specializes in identifying and managing investments in the traditional sectors of the media industry, including radio and television broadcasting, outdoor advertising and other advertising-based or cash flow-based businesses.  Over the last 5 years, Mr. McNeill has served on the board of directors of some of the most significant companies in the radio and television industries including Una Vez Mas, Millennium Radio Group, LLC and NextMedia Investors LLC.  He joined Burr, Egan, Deleage & Co. as a general partner in 1986, where he focused on the media and communications industries. Previously, Mr. McNeill formed and managed the Broadcasting Lending Division at the Bank of Boston.  He received an MBA from the Amos Tuck School of Business Administration at Dartmouth College and graduated magna cum laude with a degree in economics from the College of the Holy Cross.  Mr. McNeill’s qualifications to serve as a director include his knowledge of Radio One, the media industry and the financial markets, and his ability to provide input into a number of areas including governance, executive compensation and corporate finance.  His service on the boards of directors of various other media companies also is beneficial to Radio One.

PROPOSAL 2 — ELECTION OF OTHER DIRECTORS

Five other directors will be elected by the holders of Class A common stock and Class B common stock voting together at the meeting, to serve until the 2014 annual meeting.  The five nominees are Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and Dennis A. Miller.  Each of the nominees is an incumbent director.  Each of Mr. Armstrong, Mr. Blaylock and Mr. Miller also qualifies as an independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.  These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors.  To be elected, the five persons nominated for director must receive the affirmative vote of a plurality of the votes cast by all stockholders entitled to vote.  There is no cumulative voting for the board of directors.  The table below contains certain biographical information about the nominees.

The Board Unanimously Recommends that You Vote “For” each of the Persons Nominated in Proposal 2.

Catherine L. Hughes Chairperson of the Board and Secretary Director since 1980 Age: 66
Ms. Hughes has been Chairperson of the Board and Secretary of Radio One since 1980, and was Chief Executive Officer of Radio One from 1980 to 1997.  Since 1980, Ms. Hughes has worked in various capacities for Radio One including President, General Manager, General Sales Manager and talk show host.  She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is the mother of Mr. Liggins, Radio One’s Chief Executive Officer, Treasurer, President and a Director.  Over the last 5 years, Ms. Hughes has sat on the boards of directors of numerous organizations including Broadcast Music, Inc. and Piney Woods High School.  During that period, she also has sat on an advisory board for Wal-Mart Stores, Inc., a publicly held company.  Ms. Hughes’ qualifications to serve as a director include her being the founder of Radio One, her over 30 years of operational experience with the Company and her unique status within the African-American community.  Her service on other boards of directors and advisory boards is also beneficial to Radio One.

Alfred C. Liggins, III Chief Executive Officer, President and Treasurer Director since 1989 Age: 48
Mr. Liggins has been Chief Executive Officer (“CEO”) of Radio One since 1997 and President since 1989. Mr. Liggins joined Radio One in 1985 as an account manager at WOL-AM.  In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Radio One’s Washington, DC operations.  After becoming President, Mr. Liggins engineered Radio One’s expansion into new markets.  Mr. Liggins is a graduate of the Wharton School of Business Executive MBA Program.  Mr. Liggins is the son of Ms. Hughes, Radio One’s Chairperson, Secretary and a Director.  Over the last 5 years, Mr. Liggins has sat on the boards of directors of numerous organizations including the Apollo Theater Foundation, Reach Media, The Boys & Girls Clubs of America, The Ibiquity Corporation, the National Association of Black Owned Broadcasters and the National Association of Broadcasters.  Mr. Liggins’ qualifications to serve as a director include his over 25 years of operational experience with the Company in various capacities, including as the current interim CEO of TV One, and his nationally recognized expertise in the entertainment and media industries.

D. Geoffrey Armstrong Director since 2001 Age: 56
Mr. Armstrong is currently Chief Executive Officer of 310 Partners, a private investment firm.  From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000.  Prior to that, he was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc.  Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer, and a director until the company was sold in 1998.  Since November 2003, Mr. Armstrong has also been a director of Nexstar Broadcasting Group, Inc., a publicly held company.  Mr. Armstrong’s qualifications to serve as a director include his many years of senior management experience at various public and private companies, including as a chief financial officer and chief operating officer, and his ability to provide insight into a number of areas including governance, executive compensation and corporate finance.

Ronald E. Blaylock Director since 2002 Age: 53
Mr. Blaylock has been the Founder and Managing Partner of GenNx360 Capital Partners, a private equity buy-out firm, since 2006. Mr. Blaylock was the Founder, Chairman and Chief Executive Officer of Blaylock & Company, Inc., an investment banking firm, and held senior management positions with PaineWebber Group and Citicorp before launching Blaylock & Company, Inc. in 1993.  Mr. Blaylock is also currently a director of CarMax, Inc. (2007 to present) and W. R. Berkley Corporation (2001 to present). Mr. Blaylock’s founding and management of two financial services companies has provided him with valuable business, leadership and management experience. As a result, Mr. Blaylock brings substantial financial expertise to the board. In addition, Mr. Blaylock’s experience on the boards of directors of other public companies enables him to bring other perspectives and experience to the board.

Dennis A. Miller Director since 2011 Age: 55
Mr. Miller currently serves as a strategic advisor to Lions Gate Entertainment Corporation (“Lions Gate”).  Prior to working with Lions Gate, Mr. Miller served as a General Partner with Spark Capital, LLC, a venture fund with an investment focus on the conflux of the media, entertainment and technology industries.  Prior to joining Spark Capital in 2005, Mr. Miller was a Managing Director of Constellation Ventures, the venture investment arm of Bear Stearns.  His portfolio of investments has included TV One, College Sports Television (acquired by CBS), Widevine (acquired by Google), K12 (taken public in 2008) (NYSE:LRN), Next New Networks (acquired by Google) and The Gospel Channel. He also served on the Board of Directors of Capital IQ (acquired by McGraw-Hill).  From 1998 to 2000, Mr. Miller was Executive Vice President of Lions Gate. Prior to joining Lions Gate, he was an Executive Vice President with Sony Pictures Entertainment (“SPE”) where he was responsible for all television operations of SPE and actively involved with strategic planning and new media.   From 1990 to 1995, Mr. Miller was Executive Vice President of Turner Network Television. In 1993, he took on the additional responsibility for the Turner Entertainment Company.  Mr. Miller began his career as an attorney with Manatt, Phelps, Rothenberg and Phillips in Los Angeles. He holds a Juris Doctorate from Boalt Law School and a B.A. in political science from the University of California at San Diego.  Mr. Miller’s qualifications to serve as a director include his knowledge of TV One, his many years of senior management experience at various public and private media enterprises, and his knowledge of new media enterprises.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The board of directors is comprised of seven members, five of whom are neither officers, nor employees of Radio One.  The board held 3 meetings during the calendar year ended December 31, 2012, and acted 5 times by unanimous written consent.  Each of the current seven directors attended more than 75% of the aggregate number of meetings of the board and committees thereof on which he or she served.   It is the policy of the Company that all members of the board of directors attend annual meetings of the stockholders.  All of the directors attended the 2012 annual meeting of the stockholders of the Company except for Catherine L. Hughes.

      Controlled Company Exemption

We are a “controlled company” under rules governing the listing of our securities on the NASDAQ Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our CEO and President.  See “Security Ownership of Beneficial Owners and Management” below.  Therefore, we are not subject to NASDAQ Stock Market listing rules that would otherwise require us to have: (i) a majority of independent directors on the board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

      Board Leadership Structure

Ms. Hughes has been Chairperson of the board of directors since 1980.  Since the appointment of Mr. Liggins as CEO in 1997, the roles of Chairperson of the board and CEO have been separate.  We believe it is the CEO’s responsibility to run the Company and the Chairperson’s responsibility to run the board of directors.  By having Ms. Hughes serve as chairperson of the board, Mr. Liggins is better able to focus on running the day to day operations of the Company.  We believe this is particularly true in light of the current operating environment.  Further, bifurcating the roles enables non-management directors to raise issues and concerns for board consideration without immediately involving the CEO. The chairman or lead director also serves as a liaison between the board and senior management and also provides further vision as to the strategic direction of the Company.  Finally, the board has a third leadership position in the Chairmen of our audit committee.  As discussed below, our audit committee is comprised of three independent directors.  The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Radio One and for the Company’s risk management.  The Chair of the audit committee effectively serves as a “check” on both the Chairperson and the CEO by representing a strong outside presence with significant financial and business experience.

Communication with the Board

Our stockholders may communicate directly with the board of directors.  All communications should be in written form and directed to Radio One’s Assistant Secretary at the following address:

Assistant Secretary
Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910

Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for Radio One’s board of directors.  Each communication intended for Radio One’s board of directors and received by the Assistant Secretary that is related to the operation of Radio One and is relevant to the director’s service on the board shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Committees of the Board of Directors

The board has a standing audit committee, compensation committee and nominating committee.

Audit Committee

  The audit committee consists of D. Geoffrey Armstrong, Brian W. McNeill and Dennis A. Miller, each of whom satisfies the requirements for audit committee membership under the listing standards of the NASDAQ Stock Market.  Mr. Armstrong serves as Chairman of the audit committee.  Each of the audit committee members is an “independent director”, as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.  The board of directors has determined that all of Mr. Armstrong, Mr. McNeill and Mr. Miller qualify as “audit committee financial experts,” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933.  The board has adopted a written audit committee charter, which is available on our website at www.radio-one.com/about/audit_committee.asp.  The audit committee met six times during the calendar year ended December 31, 2012.

    The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Radio One, and as part of this responsibility the audit committee:

•      selects our independent registered public accounting firm;

•      reviews the services performed by our independent registered public accounting firm, including non-audit services, if any;

•      reviews the scope and results of the annual audit;

•      reviews the adequacy of the system of internal accounting controls and internal control over financial reporting;

•  reviews and discusses the financial statements and accounting policies with management and our independent registered public accounting firm;

•      reviews the performance and fees of our independent registered public accounting firm;

•      reviews the independence of our independent registered public accounting firm;

•      reviews the audit committee charter; and

•      reviews related party transactions, if any.

The audit committee also oversees Radio One’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

Compensation Committee

Our compensation committee consists of Terry L. Jones, Brian W. McNeill, Dennis A. Miller and D. Geoffrey Armstrong.  The compensation committee held one formal meeting during the calendar year ended December 31, 2012.  The board has adopted a revised written compensation committee charter.  The functions of the compensation committee include:

•      reviewing and approving the salaries, bonuses and other compensation of our executive officers, including stock options or restricted stock grants;

•      establishing and reviewing policies regarding executive officer compensation and perquisites; and

•      performing such other duties as shall from time to time be delegated by the board.

Nominating Committee

Our nominating committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and Brian W. McNeill.  The nominating committee is responsible for recommending the criteria for selection of board members and assisting the board in identifying candidates.  The nominating committee acted once by written consent during the calendar year ended December 31, 2012.  The nominating committee does not have a charter.

The nominating committee reviews the qualifications of all persons recommended by stockholders as nominees to the board of directors to determine whether the recommended nominees will make good candidates for consideration for membership on the board. The nominating committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the nominating committee evaluates recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to act on behalf of all stockholders, as well as meet the needs of the board of directors, including the need to have a diversity of perspective. In the consideration of diversity of perspective, the nominating committee is most concerned with finding nominees that counter any perceived weaknesses in board composition. Such weaknesses may include weaknesses in perspective based upon race, sex, skill sets and industry insight particularly as the Company diversifies its business.   Following such evaluation, the nominating committee will make recommendations for director membership and review the recommendations with the board of directors, which will decide whether to invite the candidate to be a nominee for election to the board.  The nominating committee recommended to the board that the incumbent directors be nominated for re-election to the board at the 2013 annual meeting.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees and meets the requirements of the rules of the SEC and the NASDAQ Stock Market.  The code of ethics is available on our website, www.radio-one.com, or can be obtained without charge by written request to Assistant Secretary, Radio One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910.  We do not anticipate making material amendments to or waivers from the provisions of the code of ethics.  If we make any material amendments to our code of ethics, or if our board of directors grants any waiver from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver in a current report on Form 8-K.

Stockholder Submissions

For a stockholder to submit a candidate for the board to be considered by the nominating committee, a stockholder must notify Radio One’s Assistant Secretary.  To have made a recommendation for director nomination in advance of the 2013 annual meeting of Radio One, a stockholder must have notified Radio One’s Assistant Secretary in writing no later than January 15, 2013, the date that was expected to be approximately 120 days prior to the mailing of the proxy statement for the 2013 annual meeting of stockholders.  Notices should have been sent to:

Assistant Secretary
Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910

All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the United States Securities Exchange Commission.

EXECUTIVE OFFICERS

In the table below we set forth certain information on those persons currently serving as our executive officers.  Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer and President, is included above in “Proposal 2 — Election of Other Directors .”

Peter D. Thompson Executive Vice President and Chief Financial Officer Age: 48
Mr. Thompson has been Chief Financial Officer (“CFO”) of Radio One since February 2008.  Mr. Thompson joined the Company in October 2007, as the Company’s Executive Vice President of Business Development. Prior to his employment with the Company, Mr. Thompson worked on various business development projects for Radio One.  Prior to working with the Company, Mr. Thompson served as a public accountant and spent 13 years at Universal Music in the United Kingdom, including five years serving as CFO.

Linda J. Vilardo Vice President, Assistant Secretary and Chief Administrative Officer Age: 56
Ms. Vilardo has been Vice President and Chief Administrative Officer (“CAO”) of Radio One since November 2004, Assistant Secretary since April 1999, Vice President since February 2001, and was General Counsel from January 1998 to January 2005.  Prior to joining Radio One, Ms. Vilardo was a partner in the Washington, DC office of Davis Wright Tremaine LLP, where she represented Radio One as outside counsel.  From 1992 to 1997, she was a shareholder of Roberts & Eckard, P.C., a firm that she co-founded. Ms. Vilardo is a graduate of Gettysburg College, the National Law Center at George Washington University and the University of Glasgow.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The Company has four classes of common stock, Class A, Class B, Class C and Class D. Generally, except as summarized below, the shares of each class are identical in all respects and entitle the holders thereof to the same rights and privileges. However, with respect to voting rights, each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to ten votes. The holders of Class C and Class D common stock are not entitled to vote on any matters. The holders of Class A common stock can convert such shares into shares of Class C or Class D common stock. Subject to certain limitations, the holders of Class B common stock can convert such shares into shares of Class A common stock. The holders of Class C common stock can convert such shares into shares of Class A common stock. The holders of Class D common stock have no such conversion rights.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 20, 2013 by:

•	each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;
•	each of the current executive officers named in the Summary Compensation Table;
•	each of our directors and nominees for director; and
•	all of our directors and executive officers as a group.

    In the case of persons other than our executive officers, directors and nominees, such information is based solely upon a review of the latest schedules 13D or 13G, as amended.  Each individual stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.  Information with respect to the beneficial ownership of the shares has been provided by the stockholders.  The number of shares of stock includes all shares that may be acquired within 60 days of September 20, 2013.

	Common Stock
	Class A		Class B		Class C		Class D
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Economic Interest	Voting Interest

Catherine L. Hughes (1)(2)(3)(4)(6)	1,000	*	851,536	29.8%	1,579,674	50.6%	5,036,498	12.9%	15.7%	27.2%
Alfred C. Liggins, III (1)(3)(4)(5)(6)	574,909	21.4%	2,010,307	70.2%	1,541,374	49.4%	10,588,340	27.2%	30.9%	66.1%
Linda J. Vilardo	1,000	*					0	*	*	*
Terry L. Jones (7)	49,557	1.8%					725,422	1.9%	1.9%	*
Brian W. McNeill (8)	26,434	1.0%					913,415	2.3%	2.3%	*
D. Geoffrey Armstrong (9)	10,000	*					229,710	*	*	*
Ronald E. Blaylock (10)							101,980	*	*	0.00%
Dennis A. Miller (11)							28,429	*	*	0.00%
Peter D. Thompson (12)							196,556	*	*	0.00%
Blue Mountain GP Holdings, LLC (13)							4,854,999	12.5%	11.7%	0.00%
Dimensional Fund Advisors, L.P. (14)							3,404,303	8.8%	8.2%	0.00%

All Directors and Named Executives as a group (9 persons)	662,900	24.7%	2,861,843	100.0%	3,121,048	100.0%	17,820,350	45.8%

*	Less than 1%.

(1)
Includes 31,211 shares of Class C common stock and 62,997 shares of Class D common stock held by Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary (the “Hughes Revocable Trust”), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary (the “Liggins Revocable Trust”).  The address of Ms. Hughes and Mr. Liggins is 1010 Wayne Avenue, Silver Spring, Maryland 20910.

(2)
The shares of Class B common stock, 247,366 shares of Class C common stock and 3,810,409 shares of Class D common stock are held by the Hughes Revocable Trust; 192,142 shares of Class C common stock and 286,875 shares of Class D common stock are held by the Catherine L. Hughes Charitable Lead Annuity Trust, dated March 2, 1999, of which Harold Malloy is trustee; 1,124,560 shares of Class C common stock are held by the Catherine L. Hughes Dynastic Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary.

(3)	The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One’s directors.

(4)	As of September 20, 2013 the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 46.6% and 93.3%, respectively.

(5)
The shares of Class B common stock, 605,313 shares of Class C common stock, and 5,611,565 shares of Class D common stock are held by the Liggins Revocable Trust. In addition, and 920,456 shares of Class C common stock are held by the Alfred C. Liggins, III Dynastic Trust dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary.

(6)
Ms. Hughes’ total includes 600,000 shares of Class D common stock obtainable upon the exercise of stock options. Mr. Liggins’ total includes 2,650,000 shares of Class D common stock obtainable upon the exercise of stock options.

(7)
Includes 91,980 shares of Class D common stock obtainable upon the exercise of stock options and 300 shares of Class A common stock and 600 shares of Class D common stock held by Mr. Jones as custodian for his daughter.

(8)	Includes 91,980 shares of Class D common stock obtainable upon the exercise of stock options.

(9)	Includes 91,980 shares of Class D common stock obtainable upon the exercise of stock options.

(10)	Includes 91,980 shares of Class D common stock obtainable upon the exercise of stock options.

(11)	Includes 28,429 shares of Class D common stock obtainable upon the exercise of stock options.

(12)	Includes 75,000 shares of Class D common stock obtainable upon the exercise of stock options.

(13)
The address of Blue Mountain GP Holdings, LLC is 280 Park Avenue, 5th Floor East, New York, New York 10017. Blue Mountain GP Holdings, LLC is the reporting entity of Blue Mountain Capital Management (BMCM), LLC which is the investment manager of BMCM funds that are the beneficial owners of Radio One, Inc. common stock. This information is based on a Form 4 filed on June 26, 2013.

(14)
The address of Dimensional Fund Advisors (Dimensional) L.P. is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional is an investment advisor and manager of funds that are the beneficial owners of Radio One, Inc. common stock. This information is based on a Schedule 13G/A filed on February 11, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Radio One’s directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission (“SEC”) reports showing ownership and changes in ownership of our common stock and other equity securities.  On the basis of reports and representations submitted by Radio One’s directors, executive officers, and greater than ten percent owners, we believe that all required Section 16(a) filings for the fiscal year ended December 31, 2012, were timely made.

COMPENSATION DISCUSSION AND ANALYSIS

The first part of the narrative below, entitled “Compensation Policies and Philosophy”, discusses in detail our compensation philosophy and practices.  The second part of the Compensation Discussion and Analysis, entitled “2012 Compensation Actions”, discusses compensation decisions and actions for our named executives that occurred during calendar year 2012. The Company’s compensation committee is appointed by the board of directors and has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The compensation committee oversees the compensation of the Company’s executive officers and determines the compensation of the Chairperson and the CEO.  The compensation committee strives to ensure that the total compensation paid to the Company’s named executive officers is fair, reasonable and competitive and provides an appropriate mix of different compensation elements that find a balance between current versus long-term compensation and cash versus equity incentive compensation.

We are a “controlled company” under the NASDAQ listing rule as more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our CEO and President.  While we were therefore not subject to NASDAQ rules that would require us to have a compensation committee composed solely of independent directors, during the year ended December 31, 2012, all of the members of the compensation committee were independent directors.  Throughout this discussion, we refer to the individuals who served during calendar year 2012 as the Company’s Chairperson, CEO, Chief Financial Officer (“CFO”) and Chief Administrative Officer (“CAO”), as the Company’s “named executive officers.”

Compensation Policies and Philosophy

The overall objective of our compensation plan is to attract, motivate, retain and reward the top-quality management that we need in order to operate successfully and meet our strategic objectives, including our diversification into a broader multi-media company.  To achieve this, we aim to provide a compensation package that is competitive in the markets and industries in which we compete for talent that provides rewards for achieving financial, operational and strategic performance goals and aligns executives’ financial interests with those of our shareholders.

We operate in the intensely competitive media industry, which is characterized by rapidly changing technology, evolving industry standards, frequent introduction of new media services, price and cost competition, limited advertising dollars, and extensive regulation.  We face many aggressive and well-financed competitors.  In this environment, our success depends on attracting and maintaining a leadership team with the integrity, skills, and dedication needed to manage a dynamic organization and the vision to anticipate and respond to future market developments.  We use our executive compensation program to help us achieve this objective. Part of the compensation package, principally the annual salary, benefits and perquisites, is designed to enable us to assemble and retain a group of executives who have the collective and individual experience and abilities necessary to run our business to meet these challenges.  Other parts, principally the annual bonus opportunity and the stock-based awards, are intended to focus these executives on achieving financial results that enhance the value of our stockholders’ investment.  At the same time, the compensation structure is flexible, so that we can meet the changing needs of our business over time and reward executive officers and managers based on the financial performance of operations under their control.

Our compensation packages also take into account the economic and general business conditions at the time in which compensation decisions are made.  While we may adjust and refine our compensation packages as operating conditions change, we believe it is important to maintain consistency in our compensation philosophy and approach.  We recognize that value-creating performance by an executive or group of executives does not always translate immediately into appreciation of our stock price, particularly in periods of industry transformation and/or general economic volatility.  Management and the compensation committee are aware of the impact that industry transformation and the general economic volatility has had on the Company’s stock price, but the compensation committee intends to continue to reward management performance based on its belief that over time strong operating performance, including performance in diversifying the Company’s multi-media platform, will be reflected through stock price appreciation.   In the context of industry decline, the compensation committee also believes that performance as measured against the industry in general and relative to the markets in which we operate should be given consideration.  That said, we believe that it is appropriate for certain components of compensation to decline and/or for management to share in corporate-wide financial sacrifice in challenging operating environments and during periods of economic stress and reduced earnings.

Process

The compensation committee meets periodically throughout the year as needed.  In addition, members of the compensation committee discuss compensation matters with our CEO and CFO and among themselves informally outside of meetings.  The CEO may make recommendations to the compensation committee concerning the amount and form of compensation to all named executive officers.  In establishing the compensation levels for Radio One’s Chairperson and CEO in connection with their 2008 employment agreements (the Chairperson’s and CEO’s 2008 employment agreements are hereinafter together referred to as the “2008 Employment Agreements” and each a “2008 Employment Agreement”), the compensation committee itself engaged the services of Pearl Meyers & Partners, LLC (“Pearl Meyers”), a nationally recognized compensation consultant, and outside counsel to ensure compliance with its fiduciary duties. In connection with the 2008 Employment Agreements, the compensation committee used its compensation consultant to provide advice in the development and evaluation of compensation and the compensation committee’s determinations of the Chairperson’s and CEO’s compensation awards. The outside consultant, however, is not consulted by the compensation committee on all executive compensation issues or all aspects of any particular issue, but is used as the compensation committee deems appropriate.

The compensation committee uses judgment and discretion rather than relying solely on formulaic results. The compensation committee considers a number of qualitative and quantitative factors, including the competitive market for executives, the level and types of compensation paid to executive officers in similar positions by comparable companies, performance in the context of the economic environment relative to other companies, vision and ability to create further growth, the ability to lead others and an evaluation of Radio One’s financial and operational performance.  We review the compensation paid to executives at other radio broadcasting companies as a reference point for determining the competitiveness of our executive compensation and to determine a competitive range of compensation observed in the marketplace.  Generally speaking, our peer group of radio broadcasting companies includes Citadel Broadcasting Corporation, Emmis Communications Corp., Entercom Communications Corp. and Saga Communications, Inc. The major compensation elements that may be examined in that analysis could include: base salary; actual total cash compensation (base salary plus annual bonus); and total direct compensation (base salary plus annual bonus plus the expected value of long-term incentives). In addition, given the diversity of our business, the compensation committee may review the compensation practices at companies with which it competes for talent, including television, cable, film, online, software and other publicly held businesses with a scope and complexity similar to ours.  However, the compensation committee does not attempt to benchmark or set each compensation element for its named executive officers within a particular range or percentile related to levels provided by industry peers.  Rather, the compensation committee uses market comparisons as one factor in making compensation decisions and to understand current compensation trends and practices in the marketplace. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationships, complexity and importance of roles and responsibilities, leadership and growth potential.

Finally, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, on June 5, 2012, the Company conducted “say-on-pay” advisory voting with respect to its fiscal year 2011 executive compensation, including potential bonus compensation although none was paid to the named executive officers for the fiscal year ended December 31, 2011.  The results of the voting were 29,135,476 votes approving fiscal year 2011 executive compensation, 178,237 votes against, 2,481 abstentions, and 1,698,074 non-votes.  It was further determined by the voting that advisory votes on executive compensation would be held every three years.  The results of the voting were 28,808,782 votes for a vote every three years, 13,990 votes for a vote for every two years, 472,786 votes for a vote for every one year, with 20,363 abstentions, and 1,698,861 non-votes.   Thus, as a part of the compensation review process, the Company will conduct an advisory vote with respect to executive compensation every three years (with the next vote occurring in 2015) and the compensation committee will consider the results of such voting as it reviews and sets executive compensation.

Principal Components of Executive Compensation

We seek to achieve our compensation philosophy through three key compensation elements:

•	base salary;

•	a performance-based annual bonus (that constitutes the short-term incentive element of our program), which may be paid in cash, restricted stock shares or a combination of these; and

•
  grants of long-term, equity-based compensation (that constitute the long-term incentive element of our program), such as stock options and/or restricted stock shares, which may be subject to time-based and/or performance-based vesting requirements.

The compensation committee believes that this three-part approach is consistent with programs adopted by similarly situated companies, allows us to stay competitive in our industry and best serves the interests of our stockholders by linking significant components of executive compensation to company performance.  The approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that named executive officers are compensated in a manner that advances both the short and long-term interests of our stockholders.  Under this approach, compensation for our named executive officers involves a high proportion of pay that is “at risk”, namely, the annual bonus and the value of stock options and restricted stock units.  Stock options and/or restricted stock units relate a significant portion of each named executive officer’s long-term remuneration directly to the stock price appreciation realized by our stockholders.

Base salary.  Our objective with respect to base salary is to pay our executives compensation that is competitive in the marketplace and reflects the level of responsibility and performance of the executive, the executive’s experience and tenure, the scope and complexity of the position, the compensation of the executive compared to the compensation of our other key salaried employees, the compensation paid for comparable positions by other media companies, and the performance of our Company.

Non-Equity Incentive Plan Compensation. Our executives are eligible to receive an annual bonus intended to provide financial incentives for performance and to align the goals and performance of the executive to our overall objectives.  The compensation committee has significant flexibility in awarding bonuses.  The compensation committee may consider, among other things, year-to-year revenue growth compared to that of the radio industry in general or the markets in which we operate, operating performance across our multi-media platform, including Interactive One and TV One, versus our business plan, acquisitions and divestitures, employee retention, sales and operating initiatives, and stock price performance compared to the industry peer group.  Bonus recommendations for named executive officers other than the CEO are proposed by the CEO, reviewed, revised when appropriate, and approved by the compensation committee.  The compensation committee establishes the bonus level for the CEO and Chairperson.

Long-term Incentives.  We believe that equity ownership by Company executives provides incentive to build stockholder value, aligns the interests of the executives with the interests of stockholders and serves as motivation for long-term performance.  The Company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, align the interests of the named executive with those of our shareholders and to retain key employees. We believe that providing grants of stock options and/or restricted stock shares effectively focuses the named executives on delivering long-term value to our shareholders because options only have value to the extent the price of our stock on the date of exercise exceeds the stock price on the grant date, and shares of restricted stock reward and retain the named executive officer by offering them the opportunity to receive shares of stock on the date the restrictions lapse so long as they continue to be employed by the Company.   Until May 5, 2009, stock awards were made pursuant to the Radio One Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan, which was approved by our stockholders (as amended, the “1999 Stock Plan”).  The 1999 Stock Plan expired by its terms on May 5, 2009.  At our 2009 annual stockholders meeting held December 16, 2009, our stockholders adopted the Radio One 2009 Stock Option and Restricted Stock Grant Plan (the “2009 Stock Plan”).

Under the 2009 Stock Plan, the compensation committee can award stock options or grant restricted stock to any executive officer or other eligible participants under the plan, on its own initiative or at the recommendation of management.   The compensation committee determines the number of incentive awards granted to our named executive officers on an individual, discretionary basis.  The level of long-term incentive compensation generally is determined with consideration given to total compensation provided to named executive officers, publicly available market data on total compensation packages, the value of long-term incentive grants at peer companies, total stockholder return, stockholder dilution and input from the CEO.   In accordance with our Stock Plan Administration Procedures, as approved by the compensation committee, the grant date and pricing date for awards approved by the compensation committee to named executive officers (other than a company-wide grant) is the next monthly grant date immediately following the meeting of the compensation committee at which the awards were approved.  Under our Stock Plan Administration Procedures, monthly grant dates are generally defined as the fifth day of each month, or the next NASDAQ trading day in the event the fifth day is not a business day.  For example, if the compensation committee approved an award at any time between January 5, 2013 and February 4, 2013, the applicable monthly grant date would have been February 5, 2013, and, thus, the grant date and pricing date would have been February 5, 2013.  If the compensation committee approved an award at any time between February 5, 2013 and March 4, 2013, the applicable monthly grant date would have been March 5, 2013, and, thus, the grant date and pricing date would have been March 5, 2013.  However, it is also our practice in granting options or stock awards to wait for the release of any material non-public information and settlement of that information in the marketplace.  Thus, for example, if the compensation committee approved an award at any time between January 5, 2013, and February 4, 2013, and, it was determined that material non-public information existed, the grant date for the awards would have been delayed until March 5, 2013, assuming the information in question was communicated to the marketplace prior to such date.

When authorized by the compensation committee to do so, the CEO or CFO may make stock option awards or restricted stock grants to new hires, contractors or consultants and to existing employees on promotion or other change in employee status, in accordance with the compensation committee’s delegation of authority.  Historically, we have utilized stock options as our primary means of providing long-term incentive compensation. Statement of Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation,” sets forth accounting requirements for share-based compensation to employees using a fair-value based method.

    2012 Compensation Actions

    Named Executive Officer Base Compensation and Long-term Incentive Compensation

    The base compensation of each of the named executives remained unchanged from 2011 in the year ended December 31, 2012.  Further, no long term incentive compensation was granted with respect to any of the named executive officers in 2012.

    2012 Non-Equity Incentive Plan Compensation

    This cash-based element of compensation provides executives an incentive and a reward for achieving meaningful near-term performance objectives. The compensation committee believes that it is important for the Company to meet its performance goals in order to pay cash bonuses to the named executive officers as a group, but that it is also important to retain flexibility to allocate the bonus pool among individuals.  What follows below is a discussion of the considerations for the 2012 non-equity incentive plan compensation (the “2012 Executive Bonuses”).

    2012 Individual Performance Criteria

Our CEO provides input into the compensation discussion and makes recommendations to the compensation committee for annual compensation changes and bonuses for the named executive officers and the appropriateness of additional long-term incentive compensation. The CEO considers each executive officer’s performance during the year, including accomplishments, areas of strength, and areas for development. The CEO bases his evaluation on his knowledge of each executive officer’s performance. The CEO also reviews comparable compensation data and makes a recommendation to the committee on base salary, performance-based annual bonus, and equity awards for each executive officer.  The Company’s Vice President of Human Resources may be asked to review the market compensation data to assist with compensation recommendations.  The compensation committee took action two times with respect to 2012 Executive Bonuses.  First, on December 19, 2012, the compensation committee awarded cash bonuses to the CFO and CAO while deferring bonus determinations for the Founder and CEO.  On March 5, 2013, the compensation committee awarded cash bonuses to the CEO and the Chairperson for the year ended December 31, 2012.  In making 2012 Executive Bonus decisions with respect to the bonus awards for the CFO and CAO, the compensation committee exercised its discretion.  In exercising their discretion with respect to the CFO and CAO awards, the compensation committee considered a number of factors concerning the performance of the Company as more fully described in the Section below titled “2012 Executive Bonus Considerations”.  In making 2012 annual bonus decisions with respect to the Chairperson and CEO, the compensation committee considered the applicable performance criteria as set forth in the Chairperson’s and CEO’s 2008 Employment Agreements.  However, given that the 2008 Employment Agreements had an initial three year term expiring April 15, 2011, and had not been updated, the compensation committee also exercised discretion to reflect a number of factors not contemplated by the 2008 Employment Agreements.  The 2008 Employment Agreement Performance Criteria and Additional Considerations for each of the Chairperson and CEO are set forth below.

Performance Criteria for Chairperson and CEO

Performance Criteria for the Chairperson.  The Chairperson’s 2008 Employment Agreement provided for an annual cash bonus payable at the discretion of the board up to a maximum of $250,000.  Under the terms of her 2008 Employment Agreement, in exercising its discretion whether or not to pay the Chairperson such bonus, the compensation committee generally considered the Company’s overall performance for a given fiscal year and the Chairperson’s contributions to the success of the Company.  In addition to the Chairperson’s strategic leadership, guidance, and promotion of the Company, throughout 2012 the Chairperson was actively involved in the sales activities of One Solution, the Company’s national sales platform.  The compensation committee determined that the Chairperson was an integral part of the One Solution sales team and her efforts resulted in significant advertising commitments and revenue generation.  As such, the compensation committee concluded that the Chairperson’s annual discretionary cash bonus amount should be increased to a maximum of $500,000 for the year ended December 31, 2012.

Performance Criteria for the CEO.   The compensation committee establishes the bonus level for the CEO.  Under the terms of his 2008 Employment Agreement, the CEO’s bonus award could not in the aggregate exceed his annual base salary or $980,000.  Under the 2008 Employment Agreement, the CEO’s bonus award had two components. The first component, equaling 50% of the award (or approximately $500,000), was based on the achievement of pre-established individual and Company performance goals, as determined by the compensation committee in consultation with the CEO (the “Performance Goals Portion”).  For calendar year 2012, the elements and allocations of the Performance Goals Portion were unchanged from prior years as follows: (i) Company consolidated performance as measured by performance against each of budgeted revenue, expenses and cash flow - allocation equaled 15% (5% per measure) or maximum payout of $75,000; (ii) radio market performance against the top half of publicly reporting radio companies - allocation equaled 15% or maximum payout of $75,000; (iii) balance sheet management measured by compliance with bank covenants, resource allocation, asset dispositions, stock buy backs and debt retirement - allocation equaled 20% or maximum payout of $100,000; (iv) TV One performance measured by performance against budgeted revenue and achievement of budgeted EBITDA allocation equaled 25% (12.25% per measure) or maximum payout of $125,000; and (v) interactive group performance measured by performance against budgeted revenue, expenses and cash flow - allocation equaled 25% (8.33% per measure) or maximum payout of $125,000.   The second component, equaling the balance of the award, was determinable at the discretion of the compensation committee.  Under the 2008 Employment Agreement, in determining the amount of the discretionary portion of the CEO’s bonus, the compensation committee was permitted to consider factors such as “over-performance” versus all or any one of the pre-established individual and Company performance goals under the Performance Goals Portion of the bonus.  Since the 2008 Employment Agreement, the CEO has taken on additional responsibilities not contemplated by the 2008 Employment Agreement. Specifically, since the March 2012 departure of the Company’s President – Radio Division of the Company, the CEO has assumed the responsibilities associated with that position.  Further, since the November 2012 departure of TV One’s chief executive officer, the CEO has assumed the responsibilities of overseeing the day to day operations of TV One as well.  Given the CEO’s assumption of such significant additional duties, the compensation committee felt it appropriate to increase the maximum amount payable under the discretionary portion of the CEO’s bonus to $1,000,000.

    2012 Executive Bonus Considerations

In making final 2012 performance-based annual bonus decisions, the compensation committee considered named executive officer performance against the applicable performance criteria.  In exercising its discretion with respect of the CFO and CAO (based upon preliminary data available at the time) and in considering the above-described performance criteria for the Chairperson and CEO, the compensation committee made the following observations:

(i)        The compensation committee considered the radio division’s 2012 operating performance versus our 2012 business plan.  In this regard, the compensation committee noted that the radio division had met its EBITDA plan for the calendar year-ended December 31, 2012.

(ii)        The compensation committee considered that for fourth quarter 2012 core radio revenues were up by 11.0% and the Company outperformed the markets in which it operates by 820 basis points leading to revenues being up 7.0% for calendar year 2012 versus a 0.9% increase in revenues in the markets in which the Company operates.

(iii)        The compensation committee considered that on December 19, 2012, the Company closed upon an amendment to its senior credit facility providing the Company with further operational flexibility given uncertainty in the macroeconomic environment.  Further, the compensation committee considered the Company’s compliance with the financial covenants contained in its credit facility.  In noting the Company’s covenant compliance, the compensation committee also noted that the Company elected to take less than the maximum possible dividends from TV One throughout the year ended December 31, 2012, and to defer those dividend receipts to future periods as a management tool to ensure covenant headroom in future periods.

(iv)        With respect to the performance of TV One, the compensation committee noted that TV One’s revenues were up 8% and the division’s EBITDA increased to approximately $40 million.

(v)        With respect to the performance of Interactive One, the compensation committee noted that our internet business generated approximately $19.9 million in net revenue for the year ended December 31, 2012, compared to approximately $17.5 million during the same period in 2011, an increase of 13.7%.  However, the compensation committee also noted that the internet business underperformed with respect to budgeted revenue and EBITDA goals.

With respect to the discretionary portion of the CEO’s 2012 bonus, the compensation committee considered a number of other factors, including but not limited to: (i) the Company’s significant over-performance versus the markets in its core radio division; (ii) the sale of the assets of one of its Columbus, Ohio radio stations, WJKR-FM (The Jack, 98.9 FM); (iii) the Company’s purchase of additional shares of Reach Media, Inc. (“Reach Media”) in December 2012 increasing the Company’s ownership in Reach Media from approximately 53% to 80%; (iv) the Company’s restructuring of its syndication programming network to more effectively leverage its corporate sales team; (v) the Company’s successful LMAs in the Detroit and Charlotte markets, each leading to enhanced revenue generation in those markets; (vi) the Company’s continued successes in cost containment efforts, including cost reductions associated with the CEO’s assumption of additional duties; and (vii) the Company’s successes in making certain operational personnel adjustments and new hires.  With these factors in mind, the compensation committee awarded 2012 Executive Bonuses as follows: (i) each of the CFO and CAO were awarded a cash bonus in the amount of $250,000; and, as noted above, (ii) the Chairperson was awarded a cash bonus of $500,000; and (iii) the CEO was awarded a cash bonus of $1,500,000.

Employment Agreements

    Chairperson. Catherine L. Hughes, our founder, serves as our Chairperson of the board of directors and Secretary. The initial term of Ms. Hughes' employment agreement dated April 12, 2008 ran through April 15, 2011. However, the agreement extends automatically for additional one (1) year periods, unless either party provides written notice of its/her intention not to renew at least sixty (60) days before the expiration of the initial or any renewal term, as applicable. The agreement provides for an annual base salary of $750,000 that may be increased at the discretion of the board. However, the Chairperson’s base salary has remained at $750,000 since 2008. The employment agreement also provides for an annual cash bonus at the discretion of the board up to a maximum of $250,000. However, as noted above, for the year ended December 31, 2012, the compensation committee increased the maximum amount of her annual cash bonus to $500,000. Ms. Hughes is also entitled to receive a pro-rata portion of her bonus upon termination due to death or disability. Ms. Hughes also receives standard retirement, welfare and fringe benefits, as well as vehicle and wireless communication allowances and financial manager services.

    President and Chief Executive Officer. Alfred C. Liggins, III is employed as our President and CEO and is a member of the board of directors. The initial term of Mr. Liggins’ employment agreement dated April 12, 2008, ran through April 15, 2011. However, the agreement extends automatically for additional one (1) year periods, unless either party provides written notice of its/his intention not to renew at least sixty (60) days before the expiration of the initial or any renewal term, as applicable. Mr. Liggins receives a base salary of $980,000 which is subject to an annual increase at the discretion of the board of directors. However, the CEO’s base salary has remained at $980,000 since 2008. Mr. Liggins’ 2008 Employment Agreement also provided for a bonus award up to an amount equal to his base salary and comprised of two components. The first component, equaling 50% of the award, is based on the achievement of pre-established individual and Company performance goals, as determined by the compensation committee in consultation with Mr. Liggins. The second component, equaling the balance of the award, is determined at the discretion of the compensation committee. However, as noted above, for the year ended December 31, 2012, the compensation committee increased the maximum amount of the discretionary portion of the CEO’s bonus award to $1,000,000 for an aggregate bonus amount of $1,500,000. Mr. Liggins is also entitled to receive a pro-rata portion of his bonus upon termination due to death or disability. A discussion of the elements and allocations of the CEO's performance based bonus for fiscal year 2012 is included above in the Section titled “2012 Non-Equity Incentive Plan Compensation”.

    In recognition of his contributions in founding TV One on behalf of the Company, Mr. Liggins is also eligible to receive an amount equal to 8% of any dividends paid in respect of the Company’s investment in TV One and 8% of the proceeds of the Company’s investment in TV One (the “TV One Award”). In both events, the Company’s obligation to pay any portion of the TV One Award is only triggered after the Company’s recovery of the full amount of its cumulative capital contributions to TV One. Mr. Liggins will only receive the TV One Award upon actual cash distributions or distributions of marketable securities. Mr. Liggins’ rights to the TV One Award (i) cease if he is terminated for cause or he resigns without good reason and (ii) expire at the end of the term (including any renewal term) of his employment agreement. Mr. Liggins also receives standard retirement, welfare and fringe benefits, as well as vehicle and wireless communication allowances and a personal assistant and financial manager services.

    Chief Financial Officer. On March 3, 2011, the Company and Mr. Thompson, who was then serving as Executive Vice President and CFO pursuant to an employment agreement dated February 2008 entered into another employment agreement effective through November 12, 2013. The employment agreement provides that on or about each anniversary date of the agreement, the Company will review the CFO’s base compensation and determine whether the CFO will be eligible for an increase in base compensation. The agreement also provided for an annual discretionary cash bonus in an amount not to exceed $200,000. In exercising its discretion with respect to 2012 bonuses, the compensation committee increased this amount to $250,000 at the recommendation of the CEO. Mr. Thompson is also entitled to receive a pro-rata portion of his bonus upon termination due to death or disability. A discussion of the element and allocations of the CFO's performance based bonus for fiscal year 2012 is included above in the Section titled “2012 Non-Equity Incentive Plan Compensation”. Mr. Thompson also receives standard retirement, welfare and fringe benefits, as well as a vehicle allowance.

    Chief Administrative Officer. Linda J. Vilardo is employed as CAO, Vice President and Assistant Secretary of the Company. Ms. Vilardo's employment agreement with the Company expired on October 31, 2008, and Ms. Vilardo is now employed by the Company as an “at-will” employee. Ms. Vilardo is entitled to participate in all employee benefit programs generally offered to the Company's employees. Ms. Vilardo received a discretionary bonus in the amount of $250,000 for the year ended December 31, 2012. Ms. Vilardo also receives standard retirement, welfare and fringe benefits.

Post-Termination and Change in Control Benefits

Under the terms of her employment agreement, upon termination without cause or for good reason within two years following a change of control, Ms. Hughes will receive an amount equal to three times the sum of (1) her annual base salary and (2) the average of her last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions. Similarly, under the terms of his employment agreement, upon termination without cause or for good reason within two years following a change of control, Mr. Liggins will receive an amount equal to three times the sum of (1) his annual base salary and (2) the average of his last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions.

Please see the table, titled “Potential Payments upon Termination or Change in Control” on page 27 of this proxy statement for quantitative information about the payments that might occur upon various termination events.

Under Ms. Hughes and Mr. Liggins employment agreements the terms “cause” and “good reason” are defined generally as follows:

“Cause” means (i) the commission by the executive of a felony, fraud, embezzlement or an act of serious, criminal moral turpitude which, in case of any of the foregoing, in the good faith judgment of the Board, is likely to cause material harm to the business of the Company and the Company affiliates, taken as a whole,   provided  , that in the absence of a conviction or plea of   nolo contendere , the Company will have the burden of proving the commission of such act by clear and convincing evidence, (ii) the commission of an act by the executive constituting material financial dishonesty against the Company or any Company affiliate,   provided , that in the absence of a conviction or plea of  nolo contendere , the Company will have the burden of proving the commission of such act by a preponderance of the evidence, (iii) the repeated refusal by the executive to use his reasonable and diligent efforts to follow the lawful and reasonable directives  of the Board, or (iv) the executive’s willful gross neglect in carrying out his material duties and responsibilities under the agreement,  provided , that unless the Board reasonably determines that a breach described in clause (iii) or (iv) is not curable, the executive will, be given written notice of such breach and will be given an opportunity to cure such breach to the reasonable satisfaction of the Board within thirty (30) days of receipt of such written notice.

 “Good Reason” shall be deemed to exist if, without the express written consent of the executive, (a) the executive’s rate of annual base salary is reduced, (b) the executive suffers a substantial reduction in his title, duties or responsibilities, (c) the Company fails to pay the executive’s annual base salary when due or to pay any other material amount due to the executive hereunder within five (5) days of written notice from the executive, (d) the Company materially breaches the agreement and fails to correct such breach within thirty (30) days after receiving the executive’s demand that it remedy the breach, or (e) the Company fails to obtain a satisfactory written agreement from any successor to assume and agree to perform the agreement, which successor the executive reasonably concludes is capable of performing the Company’s financial obligations under this Agreement.

The foregoing summaries of the definitions of “cause” and “good reason” are qualified in their entirety by reference to the actual terms of the employment agreements filed with that certain Form 8-K filed April 18, 2008.

       Under the terms of his employment agreement, in the event that Mr. Thompson is terminated other than for cause, provided Mr. Thompson executes a general liability release, the Company will pay Mr. Thompson severance in an amount equal to three month’s base compensation, subject to all applicable federal, state and local deductions.

Other Benefits and Perquisites

As part of our competitive compensation package to attract and retain talented employees, we offer retirement, health and other benefits to our employees.  Our named executive officers participate in the same benefit plans as our other salaried employees.  The only benefit programs offered to our named executive officers either exclusively or with terms different from those offered to other eligible employees are the following:

Deferred Compensation.  We have a deferred compensation plan that allows Catherine L. Hughes, our Chairperson, to defer compensation on a voluntary, non-tax qualified basis. Under the plan in effect during each of 2011 and 2012, Ms. Hughes deferred $24,000 of her base salary (and no amounts of bonus) until death, disability, retirement or termination.  The amount owed to her as deferred compensation is an unfunded and unsecured general obligation of our Company.  Deferred amounts accrue interest based upon the return earned on an investment account with a designated brokerage firm established by Radio One. All deferred amounts are payable in a lump sum 30 days after the date of the event causing the distribution to be paid.  No named executive officer earns above-market or preferential earnings on nonqualified deferred compensation.

Other Perquisites.  We provide few perquisites to our named executive officers. Currently, we provide or reimburse executives for a company automobile, driver and various administrative services including a financial manager and a personal assistant.

We have set forth the incremental cost of providing these benefits and perquisites to our named executives in the 2012 Summary Compensation Table in the “All Other Compensation” column.

401(k) Plan

We adopted a defined contribution 401(k) savings and retirement plan effective October 1, 1994. In each of 2010, 2011 and 2012, participants could contribute up to $16,500, $16,500 and $17,000, respectively, of their gross compensation, subject to certain limitations. Employees age 50 or older could make an additional catch-up contribution of up to $5,500. The Company currently does not offer any matching component with respect to its 401(k) savings and retirement plan.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of compensation paid to certain named executive officers. On May 28, 2008, the Internal Revenue Service issued Notice 2008-4, which defines the group of named executive officers who are considered covered employees for purposes of Section 162(m) of the Internal Revenue Code. The Notice specifically excludes the chief financial officer from coverage under Section 162(m) and provides that the only individuals who will be considered covered employees are the chief executive officer and the three highest compensated officers (other than the chief executive officer or chief financial officer). Previously, the chief executive officer and the four other highest compensated officers were subject to Section 162(m), and the chief financial officer was not automatically excluded. Under the 162(m) limitations, we may deduct up to $1,000,000 of compensation for such executive officer in any one year or may deduct all compensation, even if over $1,000,000, if we meet certain specified conditions (such as certain performance-based compensation that has been approved by stockholders). As the net cost of compensation, including its deductibility, is weighed by the compensation committee against many factors in determining executive compensation, the compensation committee may determine that it is appropriate and in Radio One’s best interest to authorize compensation that is not deductible, whether by reason of Section 162(m) or otherwise.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation for each of our named executive officers, for the years ended December 31, 2012, 2011 and 2010:

Name and Principal Position	Year	Salary $	Bonus (1) $	Stock Awards (2) $	Option Awards (2) $	Non-Equity Incentive Plan Compensation $	Non-qualified Deferred Compensation Earnings $	All Other Compensation $		Total $

Catherine L. Hughes – Chairperson	2012	726,000	500,000	0	0	0	24,000	44,562	(3)	1,294,562
	2011	726,000	180,796	496,991	49,068	0	24,000	39,975	(3)	1,516,830
	2010	744,688	315,000	551,196	129,624	0	24,000	32,779	(3)	1,797,287
Alfred C. Liggins, III – CEO	2012	980,000	1,500,000	0	0	0	0	64,761	(4)	2,544,761
	2011	980,000	447,735	1,621,053	100,076	0	0	120,754	(4)	3,269,618
	2010	959,992	1,150,000	1,743,321	264,374	0	0	79,673	(4)	4,197,360
Peter D. Thompson - CFO	2012	550,000	250,000	0	0	0	0	0		800,000
	2011	522,689	254,483	361,139	4,384	0	0	0		1,142,695
	2010	404,043	175,000	395,772	18,375	0	0	0		993,190
Linda J. Vilardo - CAO	2012	550,000	250,000	0	0	0	0	0		800,000
	2011	531,977	59,640	352,728	0	0	0	0		944,345
	2010	440,409	200,000	360,522	0	0	0	0		1,000,931

(1)	Reflects purely discretionary bonuses. These amounts were paid in the year subsequent to being awarded except for the CFO's and CAO's 2012 bonuses.

(2)
The dollar amount recognized for financial statement purposes in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation,” for the fair value of options and restricted stock granted.  These values are based on assumptions described in Note 13 to the Company’s audited consolidated financial statements included elsewhere in Form 10-K/A.

(3)
For 2012, 2011 and 2010, for company automobile provided to Ms. Hughes and financial services and administrative support in the amounts of $7,046, $4,496 and $3,278 and $37,516, $35,479 and $29,501, respectively.

(4)	For 2012, 2011 and 2010, for financial services and administrative support provided to Mr. Liggins in the amounts of $64,761, $120,754, $79,673, respectively.

There were no grants of plan-based awards during the year ended December 31, 2012 to executive officers.   Further, there were no shares of stock or stock options that vested during the year ended December 31, 2012.

The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2012. There were no option exercises during 2010, 2011 and 2012 by the named executive officers.  No restricted stock awards and option grants were made in 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
	Class A	Class D	Class D	Class A or D			Class D	Class D	Class D	Class D
Catherine L. Hughes (1)	0	600,000	0	0	1.41	6/5/2018	0	0	0	0

Alfred C. Liggins, III (2)	0	1,500,000	0	0	14.80	8/10/2014	0	0	0	0
	0	1,150,000	0	0	1.41	6/5/2018	0	0	0	0

Peter D. Thompson (3)	0	75,000	0	0	1.41	6/5/2018	0	0	0	0

Linda J. Vilardo	0	0	0	0	—	—	0	0	0	0

(1)           200,000 options vested on April 15, 2011; 50,000 shares vested on April 15, 2011, 100,000 shares vested on May 29, 2011, and 100,000 shares vested November 19, 2011.  The Chairperson was awarded 300,000 restricted shares of Class D common stock on January 5, 2010.

(2)           383,333 options vested on April 15, 2011; 100,000 shares vested on April 15, 2011, 333,333 shares vested on May 29, 2011, and 333,333 shares vested on November 19, 2011.  The CEO was awarded 1,000,000 restricted shares of Class D common stock on January 5, 2010.

(3)           25,000 options vested on February 19, 2011, 25,000 shares vested on February 19, 2011, 75,000 shares vested on May 29, 2011, and 75,000 shares vested on November 19, 2011.  The CFO was awarded 225,000 restricted shares of Class D common stock on January 5, 2010.

The following table sets forth non-qualified deferred compensation for our named executive officers in fiscal 2012.

Non-Qualified Deferred Compensation — 2012
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year End

Catherine L. Hughes	$24,000	$—	$41	$—	$422,024
Alfred C. Liggins, III	—	—	—	—	—
Peter D. Thompson	—	—	—	—	—
Linda J. Vilardo	—	—	—	—	—

The following table shows the potential payments to Ms. Hughes, Mr. Liggins, and Mr. Thompson upon termination or change in control under their respective employment agreements. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2012, and (ii) the payments are based upon the terms of the employment agreement which was in effect on December 31, 2012.

Potential Payments upon Termination or Change of Control

	Resignation of Officer Upon Change in Control		Termination w/o Cause or Upon Change of Control or Resignation for Good Reason	Termination for Cause or Resignation w/o Good Reason, Death or Disability
Executive Benefits and Payments Upon Termination for Catherine L. Hughes
Base Salary/Severance		$2,250,000	$750,000	n/a
Medical, Dental and Vision		n/a	6,900	n/a
Unvested Portion of Stock Awards		0	0	n/a
Deferred Compensation		422,024	$422,024	422,024
Total		$2,672,024	$1,178,924	$422,024
Executive Benefits and Payments Upon Termination for Alfred C. Liggins
Base Salary/Severance		$2,940,000	$980,000	n/a
Medical, Dental and Vision		n/a	11,100	n/a
Unvested Portion of Stock Awards		0	0	n/a
Total		$2,940,000	$991,100
Executive Benefits and Payments Upon Termination for Peter D. Thompson
Base Salary/Severance	$	n/a	$93,750	n/a
Medical, Dental and Vision		n/a	n/a	n/a
Unvested Portion of Stock Awards		0	0	n/a
Total		$0	$93,750

Directors’ Fees

Our non-employee directors each receive an annual retainer of $50,000 which is paid in equal installments on a quarterly basis and $50,000 of restricted stock units which vest over a two year period. In addition, they receive $10,000 for annually for being a member of a committee (the chairman of each committee receives an additional $5,000 per annum) and are reimbursed for all out-of-pocket expenses related to meetings attended. Prior to this change which was effective April 1, 2013, our non-employee directors each typically received an annual retainer of $20,000 which was paid in equal installments on a quarterly basis. In addition, they receive $1,000 for each board meeting attended, are reimbursed for all out-of-pocket expenses related to meetings attended. In 2012, the non-employee directors were paid an additional amount for services provided during 2011.  During 2011, no non-employee director was paid any cash retainers due to a weak economy and the corresponding effects on the Company's operations.  Pursuant to the Company’s Policy for Granting Stock Options and Restricted Stock Awards, as adopted by the compensation committee, on an annual basis on the grant date immediately after each annual stockholders’ meeting, each non-employee director also receives an award of stock options in an amount as determined by the compensation committee (the “Non-Employee Director Annual Award”).  The grant date for the Non-Employee Director Annual Award is the fifth day of the month following the date of the annual stockholder meeting.  If the compensation committee does not make a determination as to the size of the Non-Employee Director Annual Award, each non-employee director automatically receives an award of options to purchase that number of shares that would have a fair market value of $25,000 on the grant date (the “Automatic Non-Employee Director Award”).  Under this policy, for 2012, each of our non-officer directors received an Automatic Non-Employee Director Award of options to purchase 30,120 shares of Class D common stock on September 5, 2012.  However, the Non-Employee Director Annual Award date was delayed until September 5, 2012, in keeping with our practice in granting options or stock awards to wait for the release of any material non-public information and settlement of that information in the marketplace.   The number of shares was determined by dividing $0.83, the closing share price of our Class D common stock on September 5, 2012, into $25,000. Our officers who serve as directors do not receive compensation for their services as directors other than the compensation they receive as officers of Radio One.

2012 Director Compensation
Name	Fees Earned or Paid in Cash $ (1)	Option Awards $ (1)(2)	Total $

Terry L. Jones (3)	66,000	22,263	88,263

Brian W. McNeill (3)	60,000	22,263	82,263

Dennis A. Miller (4)	40,000	15,372	55,372

D. Geoffrey Armstrong (3)	81,000	22,263	103,263

Ronald E. Blaylock (3)	47,000	22,263	69,263

(1)	The dollar amount recognized for financial statement reporting purposes in 2012 in accordance with ASC 718 and includes cash retainers for services in 2011 (see discussion above).
(2)
On June 29, 2010, each non-employee director was awarded options to purchase 22,935 shares of Class D common stock. The option award grant date was January 5, 2011. The number of shares was determined by dividing $1.09, the closing price closing price of our Class D common stock on January 5, 2011, into $25,000. On June 6, 2011 each non-employee director was awarded options to purchase 13,369 shares of Class D common stock.  The number of shares was determined by dividing $1.87, the closing share price of our Class D common stock on June 6, 2011, into $25,000.  On September 5, 2012 each non-employee director was awarded options to purchase 30,120 shares of Class D common stock.  The number of shares was determined by dividing $0.83, the closing share price of our Class D common stock on September 5, 2012, into $25,000.

(3)	68,768 options outstanding in the aggregate as of December 31, 2012.

(4)	6,684 options outstanding in the aggregate as of December 31, 2012.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2012, the number of shares of Class A and Class D common stock that are issuable upon the exercise of stock options outstanding under our 2009 Stock Plan and our 1999 Stock Plan, as amended on May 26, 2004, to increase the shares of Class D common stock available for issuance under the plan.  The 1999 Stock Plan, as amended, expired by its terms on May 5, 2009, leaving no shares available for issuance under that plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders
Radio One, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan
Class A	—	$—	—
Class D	4,289,170	$8.82	—

Equity compensation plans not approved by security holders
Radio One, Inc. 2009 Stock Option and Restricted Stock Grant Plan
Class D	340,729	$1.35	4,724,272

Total	4,629,899	$8.17	4,724,272

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last completed fiscal year, which ended on December 31, 2012, the compensation committee was comprised of Terry L. Jones, D. Geoffrey Armstrong, Dennis A. Miller and Brian W. McNeill.   None of those members is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any entity that employed any member of the Company’s compensation committee or board of directors.

COMPENSATION COMMITTEE REPORT

    Director Terry L. Jones was the Chairperson and directors Brian W. McNeill, D. Geoffrey Armstrong and Dennis A. Miller served on the compensation committee.  The compensation committee has reviewed the performance of the executive officers of Radio One, Inc. and approved their 2012 compensation, including salary and cash and equity bonus amounts.  The compensation committee also has reviewed and discussed the Compensation Discussion and Analysis for the fiscal year ended December 31, 2012, with the management of Radio One. Based on its review and discussion, the compensation committee recommends that this Compensation Discussion and Analysis be included in Radio One’s proxy statement relating to the 2013 annual meeting of shareholders.

Respectfully submitted,

Compensation Committee:

Terry L. Jones, Chairman
Brian W. McNeill
D. Geoffrey Armstrong
Dennis A. Miller

AUDIT COMMITTEE REPORT

This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of Radio One’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

The audit committee’s responsibilities are described in its written charter adopted by the board. The audit committee charter is posted on Radio One’s website located at www.radio-one.com/about/audit_committee.asp.  The audit committee fulfills its responsibilities through periodic meetings with our independent registered public accounting firm and management.  The audit committee reviews the financial information that will be provided to stockholders and others, the systems of internal controls that management and the board have established, and the audit process. In fulfilling these responsibilities, the committee, among other things, oversees the independent registered public accounting firm and confirms their independence, reviews the adequacy of the system of internal accounting controls and internal control over financial reporting, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The committee meetings regularly included separate sessions with the independent registered public accounting firm, in each case without the presence of Radio One’s management.  As part of its oversight of Radio One’s financial statements, the committee reviewed and discussed with both management and the independent registered public accounting firm the audited financial statements included in the Annual Report on Form 10-K/A for the year ended December 31, 2012, and quarterly operating results prior to their issuance.  During 2012, management advised the committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the committee.  The committee also typically holds discussions with management and the independent registered public accounting firm regarding the effectiveness of Radio One’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; however, due to the Company’s status as a non-accelerated filer for the year ended December 31, 2012, such discussion was not required in connection with the filing of the Form 10-K/A for 2012.  The committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, which includes, among other items, matters related to the conduct of the annual audit of Radio One’s financial statements. In addition, the committee discussed with the independent registered public accounting firm the auditors’ independence from Radio One and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the committee satisfied itself as to the independent registered public accounting firms’ independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the board, and the board approved, the inclusion of the audited financial statements in Radio One’s Annual Report on Form 10-K/A for the year ended December 31, 2012, for filing with the SEC.

Respectfully submitted,

Audit Committee:

D. Geoffrey Armstrong, Chairman
Brian W. McNeill
Dennis A. Miller

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all transactions and relationships in which Radio One and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.  In addition, our code of ethics requires our directors, executive officers and principal financial officers to report to the board or the audit committee any situation that could be perceived as a conflict of interest.  Once a related person transaction has been identified, the board of directors may appoint a special committee of the board of directors to review and, if appropriate, approve such transaction.  The special committee will consider the material facts, such as the nature of the related person’s interest in the transaction, the terms of the transaction, the importance of the transaction to the related person and to us, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and other matters it deems appropriate.  As required under the SEC rules, we disclose in the proxy statement related party transactions that are directly or indirectly material to us or a related person.

Music One, Inc.

        The Company’s CEO and Chairperson own a music company called Music One, Inc. (“Music One”). The Company sometimes engages in promoting the recorded music product of Music One. Based on the cross-promotional value received by the Company, we believe that the provision of such promotion is fair. During the years ended December 31, 2012, 2011 and 2010, Radio One paid $38,000, $6,000 and $6,000, respectively, to or on behalf of Music One, primarily for market talent event appearances, travel reimbursement and sponsorships. For the years ended December 31, 2012, 2011 and 2010, the Company provided advertising to Music One in the amount of $1,000, $1,000 and $0, respectively. There were no cash, trade or no-charge orders placed by Music One in 2010.

        The office space and administrative support transactions between Radio One and Music One are conducted at cost and all expenses associated with the transactions are passed through at actual costs. Costs associated with office space on behalf of Music One are calculated based on square footage used by Music One, multiplied by Radio One’s actual per square foot lease costs for the appropriate time period. Administrative services are calculated based on the approximate hours provided by each Radio One employee to Music One, multiplied by such employee’s applicable hourly rate and related benefits allocation. Advertising spots are priced at an average unit rate. Based on the cross-promotional nature of the activities provided by Music One and received by the Company, we believe that these methodologies of charging average unit rates or passing through the actual costs incurred are fair and reflect terms no more favorable than terms generally available to a third-party.

PROPOSAL 3 —ADOPTION OF AMENDED AND RESTATED 2009 STOCK OPTION
AND RESTRICTED STOCK GRANT PLAN

Introduction

    On June 29, 2009, the board of directors acting by unanimous written consent adopted, subject to stockholder approval, a new stock incentive plan called the Radio One 2009 Stock Option and Restricted Stock Grant Plan (the “2009 Stock Plan”). The stockholders approved the 2009 Stock Plan on December 16, 2009.  On September 26, 2013, the board of directors adopted, subject to stockholder approval, certain amendments and restatement of the 2009 Stock Plan (the “Amended and Restated 2009 Stock Plan”).  In this proposal, the Company is asking its stockholders to approve the Amended and Restated 2009 Stock Plan.

Description of the Amended and Restated 2009 Stock Option and Restricted Stock Grant Plan

    The following description of the Amended and Restated 2009 Stock Plan is only a summary of certain provisions of the plan and is qualified in its entirety by reference to the full text of the Amended and Restated 2009 Stock Plan, a copy of which is included as Appendix A to this proxy statement.

Purpose and Term of the Amended and Restated 2009 Stock Plan

    The purpose of the Amended and Restated 2009 Stock Plan is to promote the long-term financial success of the Company by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders. The effective date of the Amended and Restated 2009 Plan will be the date the Plan is approved by the Company’s stockholders, which is expected to be November 14, 2013. If the Amended and Restated 2009 Plan is not adopted the 2009 Stock Plan will remain in effect.  Whether or not the amendments and restatement is adopted, the 2009 Stock Plan will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Amended and Restated 2009 Stock Plan after the day before the ten-year anniversary of the Effective Date, or December 16, 2019.

Amendments to Limitations on Aggregate Shares and Individual Grants

    The amendments under the Amended and Restated 2009 Stock Plan primarily affect (i) the number of shares with respect to which options and restricted stock grants may be granted under the 2009 Stock Plan and (ii) the maximum number of shares that can be awarded to any individual in any one calendar year.   Currently the 2009 Plan provides that the number of shares with respect to which options and restricted stock grants may be granted shall not exceed, in the aggregate, 8,250,000 shares of Class D common stock (the “Authorized Plan Shares”).  4,614,627 Authorized Plan Shares remain under the 2009 Plan after giving effect to previous grants.  The Amended and Restated 2009 Stock Plan would increase the Authorized Plan Shares available for grant to 7,000,000 shares of Class D common stock.   Under the 2009 Plan as currently in effect, in any one calendar year, the compensation committee shall not grant to any one participant options to purchase, or grants of, a number of shares of Class D common stock in excess of 1,000,000.  Under the Amended and Restated 2009 Stock Plan, this limitation would be eliminated.  The purpose of eliminating this limitation is to provide the compensation committee with maximum flexibility in setting executive compensation.

Administration

    The Amended and Restated 2009 Stock Plan will continue to be administered by the compensation committee or such other committee of the board as the board may designate to administer the Amended and Restated 2009 Stock Plan. The compensation committee shall have the sole and complete authority to: (i) select participants, (ii) grant options or restricted stock grants to participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such options and grants as it shall deem appropriate, (iv) interpret the Amended and Restated 2009 Stock Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Amended and Restated 2009 Stock Plan or in any options or grants granted under the Amended and Restated 2009 Stock Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Amended and Restated 2009 Stock Plan.

Eligible Participants in the Plan

    Participants in the Amended and Restated 2009 Stock Plan may include any director, executive or other key employee of the Company, or any other individual who performs substantial work for or provides services to the Company, who is granted an award in accordance with the terms of the Amended and Restated 2009 Stock Plan by the compensation committee.

Types of Awards the Company May Issue Under the Plan

    The Amended and Restated 2009 Stock Plan will allow the Company to grant two types of awards with respect to the Company’s Class D common stock: (i) options to purchase shares of the Company’s Class D common stock or (ii) restricted shares of the Company’s Class D common stock.

    Stock Options. The plan enables the Company to grant to participants options to purchase its Class D common stock at specified exercise prices. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax law, or “nonqualified stock options,” which are not intended to receive such favorable treatment. Those tax implications are discussed in further detail below in the section entitled, “U.S. Federal Income Tax Consequences of Options and Restricted Stock.”

    Restricted Stock Grants. The plan also enables the Company to issue or transfer restricted shares of Company stock to a participant under a grant, upon such terms as the compensation committee deems appropriate. Each grant shall be evidenced by a grant agreement, which shall: (a) specify the number of shares of common stock covered by the grant; (b) specify the date of grant of the grant; (c) specify the vesting period; and (d) contain such other terms and conditions not inconsistent with the Amended and Restated 2009 Stock Plan as the compensation committee may, in its discretion, prescribe, including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares of stock are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock. Unless the compensation committee determines otherwise, during the restriction period, the participant shall have the right to vote shares of a grant but shall not have the right to receive any dividends or other distributions paid on such shares. The tax implications of restricted stock grants are discussed in further detail below in the section entitled, “U. S. Federal Income Tax Consequences of Options and Restricted Stock.”

Adjustments

    In the event of a reorganization, recapitalization, stock dividend or stock split, reverse stock split, or combination or other change in the shares of common stock, the compensation committee shall, in order to prevent the dilution or enlargement of rights under the Amended and Restated 2009 Stock Plan or outstanding options or grants, adjust (1) the number and type of shares as to which options or restricted stock grants may be granted under the Amended and Restated 2009 Stock Plan, (2) the number and type of shares covered by outstanding options or grants, (3) the exercise prices, if any, specified therein and/or (4) other provisions of the Amended and Restated 2009 Stock Plan which specify a number of shares, all as the compensation committee determines to be appropriate and equitable.

Impact of a Change in Control

    In the event of a change of control (as defined in the Amended and Restated 2009 Stock Plan), the compensation committee may provide, in its discretion, that the options and grants shall become immediately vested and that such options and grants shall terminate if not exercised as of the date of the change of control or any other designated date or that such options shall thereafter represent only the right to receive the excess of the consideration per share of common stock offered in such change of control over the exercise price of such options.

U.S. Federal Income Tax Consequences of Options and Restricted Stock

    The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended and Restated 2009 Stock Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

    Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax. A participant will have income upon the sale of the shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short term.

    Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory shares option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

    Restricted Stock. A participant will not have income upon the grant of restricted shares unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the shares less the purchase price, if any. When the shares are sold, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an 83(b) election, then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price, if any. When the shares are sold, the participant will have a capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

    Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The Board Unanimously Recommends that You Vote “For”
the Approval of the Amended and Restated 2009 Stock Option and Restricted Stock Grant Plan.

PROPOSAL 4 —RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our financial statements for the year ended December 31, 2012, have been audited by Ernst & Young LLP, our independent registered public accounting firm. The board of directors has appointed Ernst & Young LLP as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2013. Although not required by the bylaws or other applicable laws, the board of directors, in accordance with accepted corporate practice, is asking stockholders to ratify the action of the board of directors in appointing the firm of Ernst & Young LLP to be the independent registered public accounting firm of Radio One for the year ending December 31, 2013, and to perform such other services as may be requested.

Whether the selection of Ernst & Young LLP is ratified or not by our stockholders at the annual meeting, the board of directors in its discretion may select and appoint a different independent registered public accounting firm at any time. In all cases, the board of directors will make any determination as to the selection of Radio One’s independent registered public accounting firm in light of the best interests of Radio One and its stockholders.

Representatives of Ernst & Young LLP will be present at the meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid by us for audit and other services provided by Ernst & Young LLP during 2012 and 2011:

	Year Ended December 31,
	2012	2011
Audit fees(1)	$1,450,709	$1,494,043
Audit-related fees	-	-
__________

(1)
Consists of professional services rendered in connection with the audit of our financial statements for the most recent fiscal years, reviews of the financial statements included in our quarterly reports on Form 10-Q during the fiscal years ended December 31, 2012, and December 31, 2011, the stand-alone audit of TV One, LLC during the fiscal years ended December 31, 2012 and December 31, 2011, and the issuance of consents for filings with the SEC.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed for Radio One by Ernst & Young LLP. This policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services up to a certain amount provided that the chairman reports any decisions to the audit committee at its next scheduled meeting.

The Board Unanimously Recommends that You Vote “For”
the Ratification of Ernst & Young LLP as the Independent Registered Public Accounting Firm
for the Year Ending December 31, 2013.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

In order for a stockholder proposal intended to be presented pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for the 2014 annual meeting, we must receive it no later than January 15, 2014, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2014 annual meeting of stockholders.  To be considered for inclusion in our proxy statement for that meeting, the stockholder proposal must be in compliance with Rule 14a-8 under the Exchange Act. In order for a stockholder proposal outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, the stockholder proposal must be received by Radio One no later than March 10, 2014.  Stockholder proposals must be submitted by written notice delivered to the Assistant Secretary, Radio One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910.

OTHER BUSINESS

At this time, the board of directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

By Order of the Board of Directors,

                             Linda J. Vilardo
Assistant Secretary

RADIO ONE
THE URBAN MEDIA SPECIALIST

RADIO ONE, INC.
1010 WAYNE AVENUE, 14TH FLOOR
SILVER SPRING, MD 20910
ATTN: LINDA J. VILARDO

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M63319-P43577 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

RADIO ONE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote For Directors

1. Election of Class A Directors

NOMINEES:

01) Brian W. McNeill — Class A Director
02) Terry L. Jones — Class A Director

2. Election of Class B Directors

NOMINEES:

03) Catherine L. Hughes — Class B Director
04) Alfred C. Liggins, III — Class B Director
05) D. Geoffrey Armstrong — Class B Director
06) Dennis A. Miller — Class B Director
07) Ronald E. Blaylock — Class B Director

Vote on Proposals

	For	Against	Abstain
3. Approval of amendment and restatement of the Radio One, Inc. 2009 Stock Option and Restricted Stock Grant Plan.	☐	☐	☐
4. The ratification of the appointment of Ernst & Young LLP as independent auditors for Radio One, Inc. for the year ending December 31, 2013.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 11/14/2013.

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M63320-P43577

RADIO ONE, INC.

Annual Meeting of Shareholders

November 14, 2013

9:30 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter D. Thompson and Linda J. Vilardo, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Radio One, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 9:30 AM, EST on November 14, 2013, at The Sheraton Hotel, 8777 Georgia Avenue, Silver Spring, MD 20910, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

Appendix A

RADIO ONE, INC.

AMENDED AND RESTATED 2009 STOCK OPTION
AND RESTRICTED STOCK GRANT PLAN

ARTICLE I

Purpose of Plan

The purpose of this 2009 Stock Option and Restricted Stock Grant Plan (the “Plan”) is to promote the long-term financial success of Radio One, Inc. (the “Company”), and its Subsidiaries, by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders.  The “Effective Date” of the Plan shall be the date the Plan is approved by the Company’s stockholders, which is expected to be December 16, 2009.  The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the day before the ten-year anniversary of the Effective Date, or December 16, 2019.  After the Effective Date, no more grants will be made under the Company’s 1999 Stock Option and Restricted Stock Grant Plan, as amended by the Board on March 9, 2004 and submitted for approval by stockholders on May 26, 2004 (the “Prior Plan”).

ARTICLE II

Definitions

For purposes of the Plan, the following terms have the indicated meanings:

“Board” means the Board of Directors of the Company.

“Change of Control” shall be deemed to have occurred in the event of a transaction or series of related transactions pursuant to which any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons, other than Catherine L. Hughes and Alfred C. Liggins, III, (a) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of the Company (or any surviving or resulting company) possessing the voting power to elect a majority of the Board of the Company (or such surviving or resulting company) or (b) acquire all or substantially all of the Company’s assets determined on a consolidated basis.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute and the rules and regulations promulgated thereunder.

“Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

“Committee” means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan.  The Committee shall be comprised solely of two or more outside, non-employee directors.  References to the Committee hereunder shall include the Board where appropriate.

“Class D Common Stock” means the Class D Common Stock, $.001 par value per share, of the Company.

“Common Stock” means the Class D Common Stock.

“Designated Date” has the meaning set forth in Section 5.6 hereof.

“Fair Market Value” per share on any given date means (i) if the principal market for the relevant class of stock is a national securities exchange or the NASDAQ Stock Market, the last sale price of that class of stock reported on such exchange or NASDAQ as of that date, (ii) if there is no such sale price reported, the mean between the lowest and highest reported sale prices of the relevant class of stock on that date on the principal exchange or market on which the stock is then listed or admitted to trading, (iii) if sale prices are not available or if the principal market for the relevant class of stock is not a national securities exchange and the stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the relevant class of stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service, (iv) if the day is not a trading day, and as a result, paragraphs (i)-(iii) are inapplicable, the Fair Market Value of the relevant class of stock shall be determined as of the next earlier trading day, or (v) if paragraphs (i)—(iii) are inapplicable because the stock is no longer publicly traded, then the Fair Market Value of the relevant class of stock shall be determined in good faith by the Committee.

“Grant” means a restricted stock grant awarded to a Participant under the Plan at no cost to the Participant.

“Grant Agreement” has the meaning set forth in Section 6.1 hereof.

“Grant Shares” shall mean (i) all shares of Common Stock issued or issuable upon the award or vesting of a Grant and (ii) all shares of Common Stock issued with respect to the vested shares Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant’s Grant Agreement, Grant Shares will continue to be Grant Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Grant Shares hereunder.

“Measurement Date” means the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

“Option” means a stock purchase option granted to a Participant under the Plan.

“Option Agreement” has the meaning set forth in Section 6.1 hereof.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of an Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (after full vesting) (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant’s Option Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

“Participant” means any director, executive or other key employee of the Company or any Subsidiary, or any other individual who performs substantial work for or provides services to the Company or any Subsidiary, who is granted an award in accordance with the terms of the Plan by the Committee.

“Permitted Transferee” means those persons to whom the Participant is authorized, pursuant to Section 6.3, to transfer Options and Grants.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

“Plan” has the meaning set forth in the preamble hereof.

“Subsidiary” means: (i) with respect to incentive stock options, any subsidiary corporation of the Company as such term is defined in Code section 424(f); and (ii) with respect to all other grants made under the Plan, any subsidiary of the Company, including non-corporate entities that would satisfy the definition of Code section 424(f) but for the fact that the entity is not organized in corporate form (including, but not limited to, general partnerships, limited partnerships and limited liability companies that elect to be taxed as pass-through entities).

“Termination Date” shall mean the date upon which such Participant’s employment or service with or to the Company or any Subsidiary terminated, as determined by the Board.  If the Participant is employed by the Company and serves as a member of the Board, the Termination Date shall mean that date upon which both the employment and Board service with the Company or any Subsidiary has terminated.

ARTICLE III

Administration

The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants; (ii) grant Options or Grants to Participants in such forms and amounts as it shall determine; (iii) impose such limitations, restrictions and conditions upon such Options and Grants as it shall deem appropriate; (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options or Grants granted under the Plan; and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

As of November 14, 2013 and giving effect to the prior authorization and issuances under the plan prior to this amendment and restatement, the number of shares of Common Stock with respect to which Options and Grants may be granted under the Plan shall not exceed, in the aggregate, Seven Million (7,000,000) shares of Class D Common Stock, subject to adjustment in accordance with Section 6.4. To the extent any Options or Grants expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, and to the extent any Option Shares or Grant Shares are tendered or withheld in payment of the exercise price of any Options or the taxes payable with respect to the exercise of any Options or Grants, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1    Grant of Options and Grants.

(a)    Grant by Committee.    The Committee may grant Options or Grants to Participants from time to time in accordance with this Article V.

(b)    Nonqualified Options and Incentive Stock Options.    Options granted under the Plan may be nonqualified stock options or “incentive stock options” within the meaning of Section 422 of the Code or any successor provision as specified by the Committee; provided, however, that no incentive stock option may be granted to any Participant who, at the time of grant, owns stock of the Company (or any Subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or any Subsidiary), unless such incentive stock option shall at the time of grant (a) have a termination date not later than the fifth anniversary of the issuance date and (b) have an exercise price per share equal to at least 110% of the Fair Market Value of a share of Common Stock on the date of grant.

It is the Company’s intent that nonqualified stock options granted under the Plan not be classified as incentive stock options, that incentive stock options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an incentive stock option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a nonqualified stock option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for nonqualified stock options.

(c)    Exercise Price.    The exercise price per share of Common Stock under each Option shall be fixed by the Committee at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of the relevant class of Common Stock on the date of grant, but not less than the par value per share (as adjusted pursuant to Section 6.4. Subject to Section 5.7, Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that any option intended to be an incentive stock option shall be treated as an incentive stock option only to the extent that the aggregate Fair Market Value of the relevant class of Common Stock (determined as of the date of Option grant) with respect to which incentive stock options (but not nonqualified options) are exercisable for the first time by any Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) does not exceed $100,000.

(d)    Restricted Grants.  The Committee may issue or transfer shares of Company Stock to a Participant under a Grant, upon such terms as the Committee deems appropriate.   Shares of Company Stock issued or transferred pursuant to Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. Each Grant shall be evidenced by a Grant Agreement, which shall: (a) specify the number of shares of Common Stock covered by the Grant; (b) specify the date of grant of the Grant; (c) specify the vesting period; and (d) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares of Stock are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock.  All restrictions imposed on any Grant shall lapse upon the expiration of the applicable restriction period and the satisfaction of all conditions imposed by the Committee. The Committee may waive any or all restrictions and conditions of a Grant.  Unless the Committee determines otherwise, during the restriction period, the Participant shall have the right to vote shares of a Grant but shall not have the right to receive any dividends or other distributions paid on such shares.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of restricted stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse.  In any event, the certificates evidencing the Grant shall at all times prior to the applicable vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an Award Agreement between Radio One, Inc. and [Name of Participant] dated [Date], made pursuant to the terms of the Radio One, Inc.  2009 Long-Term Equity Incentive Plan, copies of which are on file at the executive offices of Radio One, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Grants in any other approved format ( e.g. electronically ) in order to facilitate the paperless transfer of such Grants.  In the event Grants are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Grants.  Grants that are not issued in certificate form shall be subject to the same terms and conditions of this Plan as certificated shares, including the restrictions on transferability, until the satisfaction of the conditions to which the Grant is subject.

(e)    Option or Grant Term.    The Committee shall determine the term of each Option and Grant, which term shall not exceed ten years from the date of grant of the Grant or Option (five years in the case of incentive stock options for which the exercise price is 110% of the Fair Market Value of a share of the relevant class of Common Stock on the date of grant, pursuant to Section 5.1(b)).  The Committee shall establish the effect of a termination of employment or service on the continuation of rights and benefits available under an Option or Grant and, in so doing, may make distinctions based upon, among other things, the cause of termination of employment or service and type of award.

5.2    Exercise Procedure.    Options and Grants shall be exercisable, to the extent they are vested, by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the applicable exercise price.

5.3    Payment Options.    Options may be exercised, in whole or in part, upon payment of the exercise price of the Option Shares to be acquired. Payment shall be made: (i) in cash (including check, bank draft or money order); (ii) by delivery of outstanding shares of Common Stock, of the same class for which the Option is to be exercised, with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise; (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Option Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or other method of legally permissible cashless exercise; (iv) by authorizing the Company to withhold from issuance a number of Option Shares issuable upon exercise of the Options which, when multiplied by the Fair Market Value of a share of the relevant class of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the Options so exercised; (v) by any combination of the foregoing; or (vi) in any additional manner the Committee approves. Options may also be exercised upon payment of the exercise price of the Option Shares to be acquired by delivery of the Participant’s promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

(a)    Exchange of Previously Acquired Stock.    In the event a Participant elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of the relevant class of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such Participant must present evidence acceptable to the Company that he or she has owned any such shares of the relevant class of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) the relevant class of Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the Participant, be made either by (A) physical delivery of the certificate(s) for all such shares of the relevant class of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Participant’s broker to transfer, by book entry, such shares of the relevant class of Common Stock from a brokerage account of the Participant to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of shares of the relevant class of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the share(s) of the relevant class of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No Participant may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

(b)    Payment by Withholding Shares.    In the event a Participant elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Option Share(s) (and not fractional Option Shares) may be withheld in payment and (B) such Participant must present evidence acceptable to the Company that he or she has owned a number of shares of the relevant class of Common Stock at least equal to the number of Option Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Option Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Option Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No Participant may authorize the withholding of Option Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld Option Shares shall no longer be issuable as Options under the Plan.

    5.4    Withholding Tax Requirements.

(a)    Participant Election.    Unless otherwise determined by the Committee, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an Option or Grant) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or a Grant. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of the relevant class of Common Stock pursuant to this Section 5.5(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 5.3 with respect to the delivery or withholding of the relevant class of Common Stock in payment of the exercise price of Options.

(b)  Company Requirement.    The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the Participant make provision for the payment to the Company, either pursuant to Section 5.4(a) or this Section 5.4(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Option Shares or Grant Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Option Shares or Grant Shares under the Plan. The Company may, in its discretion and to the extent specifically approved by and in accordance with the policies of the Committee, permit payment of such federal, state or local taxes to be made by delivery by a Participant to the Company of a promissory note of such Participant.

5.5    Notification of Inquiries and Agreements.    Each Participant and each Permitted Transferee shall notify the Company in writing within 10 days after the date such Participant or Permitted Transferee: (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options or Grants granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option or Grant granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Option or Grant acquired pursuant to this Plan. Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company’s tax liability as a result of such event.

5.6    Conditions and Limitations on Exercise.    At the discretion of the Committee, exercised at the time of grant, Options and Grants may vest, in one or more installments, upon (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, (iii) the occurrence of certain events and/or (iv) the achievement by the Company or any Subsidiary of certain performance goals. Except as otherwise provided by the Committee, Options shall not vest for a period of at least six months following the date of grant of such Options. In the event of a Change of Control, the Committee may provide, in its discretion, that the Options and Grants shall become immediately vested and that such Options and Grants shall terminate if not exercised as of the date of the Change of Control or any other designated date (the “Designated Date”) or that such Options shall thereafter represent only the right to receive the excess of the consideration per share of Common Stock offered in such Change of Control over the exercise price of such Options.

The Company shall give all Participants notice of an impending Change of Control at least 15 days prior to the date of such Change of Control or the Designated Date, whichever is earlier.

    5.7    Expiration of Options and Grants.

(a)   Normal Expiration.    In no event shall any part of any Option or Grant be exercisable after the stated date of expiration thereof.

(b)   Early Expiration Upon Termination of Employment.    Any part of any Option or Grant that was not vested prior to a Participant’s Termination Date shall expire and be forfeited on such date, and any part of any Option or Grant that was vested on the Termination Date shall also expire and be forfeited to the extent not theretofore exercised on the thirtieth (30th) day (one year, if termination is caused by the Participant’s death or disability) following the Termination Date or such longer period following the Termination Date to the extent specifically approved by and in accordance with the policies of the Committee, but in no event after the stated date of expiration thereof.

5.8   Deferred Compensation.  If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 5.8   shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

               5.9    Provisions Applicable to Section 162(m) Participants

(a)   The Committee, in its discretion, may determine whether any Option or Grant is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b)   Notwithstanding anything in the Plan to the contrary, the Committee (provided it is comprised solely of two or more “outside directors” as defined under Section 162(m) of the Code) may award any Option or Grant to a Section 162(m) Participant, the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria, defined below.

(c)    To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Option or Grant under the Plan to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Restricted Stock which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of any Option or Grant to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d)    Furthermore, notwithstanding any other provision of the Plan, any Option or Grant awarded to a Section 162(m) Participant and that is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

(e)     For purposes of the Plan,

(i)   “ Performance Criteria ” shall mean the following business criteria with respect to the Company, any subsidiary or any division or operating unit: (a) net income; (b) pre-tax income; (c) operating income; (d) cash flow; (e) earnings per share; (f) return on equity; (g) return on invested capital or assets; (h) cost reductions or savings; (i) funds from operations; (j) appreciation in the fair market value of Company Stock; (k) total shareholder returns; (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (m) market share or ratings gains; and (n) bank covenant compliance (each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee).  The Performance Criteria may be established in terms of objectives that are related to the individual Participant or that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected reference companies or a market index.

(ii)            “Section 162(m) Participant” shall mean any key employee designated by the Committee as a key employee whose compensation for the fiscal year in which the key employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

ARTICLE VI

General Provisions

6.1    Written Agreement.    Each Option and Grant granted hereunder shall be embodied in a written agreement (the “ Option Agreement  ” or “ Grant Agreement  ”) which shall be signed by the Participant to whom the Option or Grant is granted and shall be subject to the terms and conditions set forth herein. Unless otherwise expressly stated herein, inconsistencies between such Option Agreement or Grant Agreement and this Plan shall be resolved in accordance with the terms of this Plan.

6.2    Listing, Registration and Legal Compliance.    If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to Options or Grants upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or Grants or the purchase or issuance of shares thereunder, no Options or Grants may be granted and Options may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options or Grants will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of Options or Grants that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options or Grants may be exercised, the Committee may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days’ written notice to the holders thereof.

6.3    Options and Grants Not Transferable.    Except as otherwise authorized by the Committee, Options and Grants may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or, if such Participant is incapacitated, by such Participant’s legal guardian or legal representative). In the event of the death of a Participant, Options and Grants which are not vested on the date of death shall terminate; exercise of Options or Grants granted hereunder to such Participant, which are vested as of the date of death, may be made only by the executor or administrator of such Participant’s estate or the person or persons to whom such Participant’s rights under the Options or Grants will pass by will or the laws of descent and distribution.

6.4    Adjustments.    In the event of a reorganization, recapitalization, stock dividend or stock split, reverse stock split or combination or other change in the shares of Common Stock, the Committee shall, in order to prevent the dilution or enlargement of rights under the Plan or outstanding Options or Grants, adjust (1) the number and type of shares as to which options or restricted stock grants may be granted under the Plan, (2) the number and type of shares covered by outstanding Options or Grants, (3) the exercise prices, if any, specified therein and/or (4) other provisions of this Plan which specify a number of shares, all as the Committee determines to be appropriate and equitable.

6.5    Rights of Participants.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary for any period of time or to continue to receive such Participant’s current (or other) rate of compensation. No employee or service provider shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.6    Amendment, Suspension and Termination of Plan.    The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options or Grants without the consent of the Participants affected thereby, except as provided below. No Options or Grants shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.7    Amendment of Outstanding Options and Grants.    The Committee may amend or modify any Option or Grant in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option or Grant; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option or Grant, no such amendment or modification shall impair the rights of any Participant under any outstanding Option or Grant without the consent of such Participant.

6.8    Prohibition Against Option Repricing.  Except for reductions of the exercise price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted under the Plan.

6.9    Governing Law.    The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan, shall be governed by the substantive laws, but not the choice of law rules, of Delaware.

ARTICLE VII

Stockholder Adoption

The Plan was approved by the Board on June 29, 2009 and submitted for approval by stockholders on December 16, 2009.